Exhibit 10.9

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                               HEALTHY BITES GRILL
                               FRANCHISE AGREEMENT
                   BETWEENH EALTH EXPRESS FRANCHISE COMPANY,
                             A FLORIDA CORPORATION

                                      AND
                                 THE JUNIE CORP.

                            DATED: FEBRUARY 19, 2003


LOCATION:

OR                                  ----------------------------
                                    ----------------------------
RESERVED AREA:

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                                TABLE OF CONTENTS
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ARTICLE 1  - APPOINTMENT..........................................................................................1

   SECTION 1.1  GRANT OF FRANCHISE................................................................................1
   SECTION 1.2  LOCATION OF YOUR HEALTHY BITES GRILL FRANCHISE....................................................2
   SECTION 1.3  PROTECTED TERRITORY...............................................................................2
   SECTION 1.4  RELOCATION OF YOUR HEALTHY BITES GRILL FRANCHISE..................................................2

ARTICLE 2  - OUR DUTIES...........................................................................................3

   SECTION 2.1  SITE SELECTION ASSISTANCE.........................................................................3
   SECTION 2.2  LEASE ASSISTANCE..................................................................................3
   SECTION 2.3  PLANS AND SPECIFICATIONS..........................................................................4
   SECTION 2.4  ACCOUNTING, COST CONTROL, PORTION CONTROL.........................................................4
   AND INVENTORY CONTROL SYSTEMS..................................................................................4
   SECTION 2.5  LISTS, FORMS AND SCHEDULES........................................................................4
   SECTION 2.6  EMPLOYEE INFORMATION AND ASSISTANCE...............................................................5
   SECTION 2.7  INITIAL TRAINING..................................................................................5
   SECTION 2.8  LOAN OF THE MANUALS...............................................................................5
   SECTION 2.9  PRE-OPENING INSPECTION............................................................................5
   SECTION 2.10  PRE-OPENING ON-SITE TRAINING.....................................................................5
   SECTION 2.11  GRAND OPENING ASSISTANCE.........................................................................6
   SECTION 2.12  CONTINUED ASSISTANCE AND SUPPORT.................................................................6
   SECTION 2.13  LICENSE OF INTELLECTUAL PROPERTY.................................................................7
   SECTION 2.15  DUTIES SOLELY TO YOU.............................................................................8
   SECTION 2.16  OUR RIGHT TO DELEGATE DUTIES.....................................................................8

ARTICLE 3  -  FEES AND PAYMENTS...................................................................................8

   SECTION 3.1  TYPES OF FEES.....................................................................................8
   SECTION 3.2  PAYMENT SCHEDULE..................................................................................9
   SECTION 3.3  PAYMENT SYSTEM....................................................................................9
   SECTION 3.4  INTEREST ON LATE PAYMENTS; LATE CHARGE...........................................................10
   SECTION 3.5  APPLICATION OF PAYMENTS..........................................................................10
   SECTION 3.6  SECURITY INTEREST................................................................................10
   SECTION 3.7  NO WITHHOLDING...................................................................................11

ARTICLE 4  - YOUR DUTIES.........................................................................................11

   SECTION 4.1  ACQUISITION OF THE SITE..........................................................................11
   SECTION 4.2  CONSTRUCTION PLANS AND PERMITS...................................................................12
   SECTION 4.3  CONSTRUCTION REQUIREMENTS........................................................................12
   SECTION 4.4  OPENING..........................................................................................13
   SECTION 4.5  USE OF THE PREMISES..............................................................................13
   SECTION 4.6  MAINTENANCE AND REPAIRS..........................................................................13
   SECTION 4.7  OPERATIONAL REQUIREMENTS.........................................................................14
   SECTION 4.8  P.O.S. SYSTEM; E-MAIL............................................................................15
   SECTION 4.9  HIRING, TRAINING AND APPEARANCE OF EMPLOYEES.....................................................16
   SECTION 4.10  MANAGEMENT OF YOUR HEALTHY BITES GRILL FRANCHISE................................................16
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   SECTION 4.11  APPROVED SPECIFICATIONS AND SOURCES OF SUPPLY...................................................17
   SECTION 4.12  SECRET RECIPE PRODUCTS..........................................................................17
   SECTION 4.13  CREDIT CARDS AND OTHER METHODS OF PAYMENT.......................................................18
   SECTION 4.14  TELEPHONES AND ANSWERING SERVICE................................................................18
   SECTION 4.15  COMPLIANCE WITH LAWS, RULES AND REGULATIONS.....................................................18
   SECTION 4.16  TAX PAYMENTS; CONTESTED ASSESSMENTS.............................................................18
   SECTION 4.17  CUSTOMER SURVEYS................................................................................19
   SECTION 4.18  INSPECTIONS.....................................................................................19
   SECTION 4.19  NOTICES TO US...................................................................................19
   SECTION 4.20  OPERATIONAL SUGGESTIONS.........................................................................20
   SECTION 4.21  RENOVATION AND UPGRADING........................................................................20
   SECTION 4.22  LIQUIDATED DAMAGES FOR SALE OF PROHIBITED.......................................................20
   SECTION 4.23  PUBLICITY.......................................................................................21

ARTICLE 5  - INTELLECTUAL PROPERTY...............................................................................21

   SECTION 5.1  OUR REPRESENTATIONS AS TO THE INTELLECTUAL PROPERTY..............................................21
   SECTION 5.2  YOUR USE OF THE INTELLECTUAL PROPERTY............................................................21
   SECTION 5.3  INFRINGEMENT BY YOU..............................................................................22
   SECTION 5.4  CLAIMS AGAINST THE INTELLECTUAL PROPERTY.........................................................22
   SECTION 5.5  YOUR INDEMNIFICATION.............................................................................23
   SECTION 5.6  OUR RIGHT TO MODIFY THE INTELLECTUAL PROPERTY....................................................23
   SECTION 5.7  OUR RESERVATION OF RIGHTS........................................................................23
   SECTION 5.8  OWNERSHIP; INUREMENT SOLELY TO US................................................................24

ARTICLE 6  - THE MANUALS AND OTHER CONFIDENTIAL INFORMATION......................................................24

   SECTION 6.1  IN GENERAL ......................................................................................24
   SECTION 6.2  CONFIDENTIAL USE.................................................................................24
   SECTION 6.3  PERIODIC REVISIONS...............................................................................25

ARTICLE 7  - ADVERTISING.........................................................................................25

   SECTION 7.1  LOCAL ADVERTISING................................................................................25
   SECTION 7.2  GRAND OPENING ADVERTISING PROGRAM................................................................26
   SECTION 7.3  REGIONAL COOPERATIVE ADVERTISING.................................................................26
   SECTION 7.4  SPECIAL ADVERTISING EXPENDITURES.................................................................28
   SECTION 7.5  MARKETING FUND...................................................................................28
   SECTION 7.6  CONTENT AND CONCEPTS.............................................................................28
   SECTION 7.7  TERMINATION OF EXPENDITURES......................................................................29
   SECTION 7.8  ADVERTISING CONTRIBUTIONS BY US..................................................................29

ARTICLE 8  - ACCOUNTING AND RECORDS..............................................................................29

   SECTION 8.1  RECORDS..........................................................................................29
   SECTION 8.2  REPORTS AND STATEMENTS; CONFIDENTIALITY..........................................................29
   SECTION 8.3  REVIEW AND AUDIT.................................................................................30
   SECTION 8.4  YOUR NAME, ADDRESS AND TELEPHONE NUMBER..........................................................30

ARTICLE 9  -  INSURANCE..........................................................................................31

   SECTION 9.1  TYPES AND AMOUNTS OF COVERAGE....................................................................31
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   SECTION 9.2  EVIDENCE OF INSURANCE............................................................................31
   SECTION 9.3  REQUIREMENTS FOR CONSTRUCTION AND RENOVATION.....................................................31
   SECTION 9.4  OUR RIGHT TO PARTICIPATE IN CLAIMS PROCEDURE.....................................................31
   SECTION 9.5  WAIVER OF SUBROGATION............................................................................32
   SECTION 9.6  EFFECT OF OUR INSURANCE..........................................................................32
   SECTION 9.7  FAILURE TO MAINTAIN INSURANCE....................................................................32
   SECTION 9.8  GROUP INSURANCE..................................................................................32

ARTICLE 10  - INDEPENDENT ASSOCIATION OF HEALTHY BITES GRILL FRANCHISEES.........................................32

   SECTION 10.1  YOUR RIGHT TO JOIN THE INDEPENDENT ASSOCIATION OF HEALTHY BITES GRILL FRANCHISEES...............32
   SECTION 10.2  OUR DEALINGS WITH THE FRANCHISEE ASSOCIATION....................................................32

ARTICLE 11  -  TRANSFER OF INTEREST..............................................................................33

   SECTION 11.1         TRANSFER BY US...........................................................................33
   SECTION 11.2         TRANSFER BY YOU..........................................................................33
   SECTION 11.3  TRANSFER UPON DIVORCE OR PARTNERSHIP DISSOLUTION................................................35
   SECTION 11.4  TRANSFER UPON DEATH OR DISABILITY...............................................................35
   SECTION 11.5  OUR RIGHT OF FIRST PURCHASE.....................................................................36

ARTICLE 12  - DEFAULT AND TERMINATION............................................................................38

   SECTION 12.1  TERMINATION BY YOU..............................................................................38
   SECTION 12.2  TERMINATION BY US - WITHOUT NOTICE..............................................................38
   SECTION 12.3  TERMINATION BY US - AFTER NOTICE................................................................38
   SECTION 12.4  TERMINATION BY US - AFTER NOTICE AND RIGHT TO CURE..............................................40

ARTICLE 13  -  YOUR OBLIGATIONS UPON TERMINATION DUE TO YOUR DEFAULT OR ON NONRENEWAL............................40

   SECTION 13.1  CEASE OPERATIONS................................................................................40
   SECTION 13.2  PAYMENT OF OUTSTANDING AMOUNTS..................................................................40
   SECTION 13.3  DISCONTINUANCE OF USE OF TRADE NAME.............................................................41
   SECTION 13.4  OUR OPTION TO PURCHASE YOUR HEALTHY BITES GRILL FRANCHISE.......................................41
   SECTION 13.5  DISTINGUISHING OPERATIONS.......................................................................42
   SECTION 13.6  UNFAIR COMPETITION..............................................................................43
   SECTION 13.7  RETURN OF MATERIALS.............................................................................43
   SECTION 13.8  OUR PURCHASE RIGHTS OF ITEMS BEARING INTELLECTUAL PROPERTY......................................43
   SECTION 13.9  LIQUIDATED DAMAGES FOR PREMATURE TERMINATION....................................................44

ARTICLE 14  - YOUR INDEPENDENT COVENANTS.........................................................................44

   SECTION 14.1  DIVERSION OF BUSINESS; COMPETITION ANDINTERFERENCE WITH US......................................44
   SECTION 14.2  INDEPENDENT COVENANTS; THIRD PARTY BENEFICIARIES................................................46

ARTICLE 15  - INDEPENDENT CONTRACTOR AND INDEMNIFICATION.........................................................46

   SECTION 15.1  INDEPENDENT STATUS..............................................................................46
   SECTION 15.2  INDEMNIFICATION.................................................................................46
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ARTICLE 16  - REPRESENTATIONS AND WARRANTIES.....................................................................47

   SECTION 16.1  OUR REPRESENTATIONS.............................................................................47
   SECTION 16.2  YOUR REPRESENTATIONS............................................................................47
   SECTION 16.3  RECEIPT OF FOC..................................................................................48
   SECTION 16.4  RECEIPT OF COMPLETED FRANCHISE AGREEMENT........................................................48
   SECTION 16.5  ACKNOWLEDGMENT OF RISK..........................................................................48

ARTICLE 17  - TERM...............................................................................................49

   SECTION 17.1  TERM............................................................................................49
   SECTION 17.2  OPTION TO OBTAIN SUCCESSOR HEALTHY BITES GRILL FRANCHISE AGREEMENT..............................49
   SECTION 17.3  REINSTATEMENTS AND EXTENSIONS...................................................................50

ARTICLE 18  - DISPUTE RESOLUTION.................................................................................50

   SECTION 18.1  MEDIATION.......................................................................................50
   SECTION 18.2  ARBITRATION.....................................................................................50
   SECTION 18.3  EXCEPTIONS TO MEDIATION AND ARBITRATION; EQUITABLE RELIEF.......................................52
   SECTION 18.4  JURISDICTION AND VENUE..........................................................................52
   SECTION 18.5  ENFORCEMENT COSTS...............................................................................53
   SECTION 18.6  GOVERNING LAW...................................................................................53

ARTICLE 19  -  DEFINITIONS.......................................................................................53

   SECTION 19.1  DEFINITIONS.....................................................................................53
   SECTION 19.2  OTHER DEFINITIONAL PROVISIONS...................................................................58

ARTICLE 20  - GENERAL PROVISIONS.................................................................................59

   SECTION 20.1  AMENDMENTS......................................................................................59
   SECTION 20.2  MODIFICATION OF THE SYSTEM......................................................................59
   SECTION 20.3  BINDING EFFECT..................................................................................59
   SECTION 20.4  NOTICES.........................................................................................59
   SECTION 20.5  HEADINGS........................................................................................60
   SECTION 20.6  SEVERABILITY....................................................................................60
   SECTION 20.7  WAIVERS.........................................................................................60
   SECTION 20.8  REMEDIES CUMULATIVE.............................................................................61
   SECTION 20.9  EFFECTIVENESS; COUNTERPARTS.....................................................................61
   SECTION 20.10  REASONABLENESS.................................................................................61
   SECTION 20.11  SURVIVAL.......................................................................................61
   SECTION 20.12  FORCE MAJEURE..................................................................................61
   SECTION 20.13  THIRD PARTIES..................................................................................62
   SECTION 20.14  ENTIRE AGREEMENT...............................................................................62
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                     HEALTHY BITES GRILL FRANCHISE AGREEMENT
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         THIS HEALTHY BITES GRILL FRANCHISE AGREEMENT is signed on
February 19, 2003 between Health Express Franchise Company, a Florida corporation and The Junie Corp.

         This Agreement is written in an informal style to make it easy to read and to help you become thoroughly familiar with all of the important rights and obligations that the Agreement covers before you sign it. In this Agreement, Health Express Franchise Company is referred to as the "Franchisor," "we," us" or "our." You are referred to as the "Franchisee," "you" or "your."

                                   BACKGROUND
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         A. We have developed and own a special system under the trade name
"Healthy Bites Grill(R)" that offers a full menu of healthy and natural food combined with a quick casual service restaurant format.

         B. The distinguishing characteristics of the System include: Secret Recipe Products; uniform standards and procedures for business operations; special graphics package; training in the operation, management and promotion of the Healthy Bites Grill Franchise; promotional programs; customer development and service techniques; and other technical assistance.

         C. You recognize the benefits from receiving a Healthy Bites Grill Franchise and desire to enter into this Agreement subject to the terms of this Agreement and to receive the benefits provided by us under this Agreement.

         D. We have reviewed your application and have decided to award a Healthy Bites Grill Franchise to you evidenced by this Agreement.

                                      TERMS
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         The parties agree as follows:

                             ARTICLE 1 - APPOINTMENT

         SECTION 1.1  GRANT OF FRANCHISE

         We grant to you, subject to the terms of this Agreement, the right and you undertake the obligation, to operate 1 Healthy Bites Grill Franchise under the System only at the location described in Section 1.2. You may also engage in home delivery within the Protected Territory provided you comply with the home delivery requirements set forth in the Manuals.
__________

         ALL CAPITALIZED TERMS ARE DEFINED IN ARTICLE 19.

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         SECTION 1.2  LOCATION OF YOUR HEALTHY BITES GRILL FRANCHISE

         You agree that you will operate your Healthy Bites Grill Franchise only at the location described on the cover page or, if none is stated, the Premises will be located with the Reserved Area and Exhibit A completed after you select a site in accordance with Section 4.1. The location cannot be changed without our written consent and compliance with our relocation procedures. You may engage in home delivery. You will not solicit business outside your ADI through the use of an 800 number, catalog, direct mail, Internet, Web Site or other advertising or solicitation method without our written consent.

         SECTION 1.3  PROTECTED TERRITORY

         During the Term, if you are not in default, we agree not to open a Company-Owned Unit or franchise another Healthy Bites Grill Franchise within your Protected Territory. However, we reserve for ourselves the rights stated in
Section 5.7, which are superior to your rights under this Agreement.

         SECTION 1.4  RELOCATION OF YOUR HEALTHY BITES GRILL FRANCHISE

         (a) LOSS OF LEASE. If the Premises is leased by you and the lease or sublease expires or is terminated (provided termination is not due to your default) before the expiration or termination of this Agreement, you then have 90 days to secure a new location within your Protected Territory but not within the protected territory of a Company Unit or another Franchise Unit of the System whether operating or under development. We must approve the new location in writing. You have 90 days from the date of the new lease or new sublease is signed to open and begin full operation of the new Healthy Bites Grill Franchise in compliance with this Agreement unless we otherwise agree in writing. The failure to secure a new location and begin operation within the specified times is an Event of Default on your part.

         (b) CASUALTY. If the Premises is damaged or destroyed by fire or other casualty, or is required by any governmental authority, to be repaired or constructed you will, at your expense, repair or reconstruct the Premises within a reasonable time under the circumstances. The minimum acceptable appearance for the restored Premises will be as existed just before the casualty. However, every reasonable effort must be made to have the restored Premises reflect the then current Trade Dress of the newest Healthy Bites Grill Franchises within the System. If the Premises is substantially destroyed by fire or other casualty, you may, with our written agreement, terminate this Agreement instead of reconstructing the Premises or relocating your Healthy Bites Grill Franchise under the terms in Subsection 1.4(c).

         (c) CONDEMNATION. You will, as soon as possible, give us notice of any proposed taking by eminent domain. If we agree that your Healthy Bites Grill Franchise or a substantial portion is to be taken, we will give prompt consideration to transferring your Healthy Bites Grill Franchise to a nearby location you select within your Protected Territory but not within the protected territory of a Company Unit or another Franchise Unit whether operating or under development as quickly as reasonably possible, within 90 days of the taking. If


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the new location is accepted and we authorize the transfer, and if you open a new Healthy Bites Grill Franchise at the new location in accordance with our specifications within 90 days after obtaining the new location, your new Healthy Bites Grill Franchise will be deemed to be your Healthy Bites Grill Franchise under this Agreement. If a condemnation takes place and a new Healthy Bites Grill Franchise does not, for any reason, become your Healthy Bites Grill Franchise under this Agreement, this is an Event of Default on your part.

         (d) SITE RELOCATION FEE. If you must relocate your Healthy Bites Grill Franchise, you will pay a site relocation fee to us sufficient to cover our reasonable and necessary direct costs associated with approving the relocation; for example, site location and/or lease negotiation assistance, legal and accounting fees, travel expenses and other out-of-pocket costs.

                             ARTICLE 2 - OUR DUTIES

         We will provide you with the following initial and ongoing assistance and services, as long as you are not in default under this Agreement:

         SECTION 2.1  SITE SELECTION ASSISTANCE

         We must approve the proposed site for your Premises in writing before beginning any construction of improvements. We will provide one on-site evaluation in response to your request for site selection assistance and approval. However, we will not provide this on-site evaluation for any proposed site before receipt of the materials required in the Manuals. We will not unreasonably withhold approval of any site that meets our standards for demographic characteristics, traffic patterns, parking, the predominant character of the neighborhood, competition from other businesses providing similar services within the area, the proximity to other businesses, the nature of other businesses in proximity to the site and other commercial characteristics, the size, appearance and other physical characteristics of the site, and any other factors that we consider relevant in approving or disapproving a site. We will review site approval submissions on a first-in basis. If we do not approve the selected site, you have 30 days to submit a new site within the Reserved Area for our written approval. WE DO NOT REPRESENT THAT WE HAVE ANY SPECIAL EXPERTISE IN SELECTING SITES. OUR APPROVAL OF A SITE IS NOT A REPRESENTATION OR WARRANTY THAT THE HEALTHY BITES GRILL FRANCHISE WILL BE PROFITABLE OR THAT YOUR SALES WILL ATTAIN ANY PREDETERMINED LEVELS. APPROVAL IS INTENDED ONLY TO INDICATE THAT THE PROPOSED SITE MEETS OUR MINIMUM CRITERIA FOR IDENTIFYING SITES. YOU AGREE THAT OUR APPROVAL OR DISAPPROVAL OF A PROPOSED SITE DOES NOT IMPOSE ANY LIABILITY ON US.

         SECTION 2.2  LEASE ASSISTANCE

         If you intend to lease your Premises from a third party, we may assist you in your lease negotiations. Any lease must provide that it is subject to, and you must obtain, our written approval. The landlord, you and us must sign


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our form of Agreement with Landlord set forth in Exhibit D to the Franchise
Offering Circular. WE DO NOT REPRESENT THAT WE HAVE ANY SPECIAL EXPERTISE IN NEGOTIATING LEASES. YOU AGREE THAT OUR APPROVAL OR DISAPPROVAL OF A PROPOSED LEASE DOES NOT IMPOSE ANY LIABILITY ON US. APPROVAL IS INTENDED ONLY TO INDICATE THAT THE PROPOSED SITE MEETS OUR MINIMUM CRITERIA FOR IDENTIFYING SITES. YOU AGREE THAT OUR APPROVAL OR DISAPPROVAL OF A PROPOSED SITE DOES NOT IMPOSE ANY LIABILITY ON US.

         SECTION 2.3  PLANS AND SPECIFICATIONS

         (a) We will loan to you:

                  (i) A sample set of standard building plans and specifications and/or standard recommended floor plans prepared by a licensed architect;

                  (ii) Specifications of our requirements for design, decoration, layout, equipment, furniture, fixtures and signs for the Healthy Bites Grill Franchise (collectively, the "Design
         Specifications"); and

                  (iii) Specifications for Healthy Bites Grill uniforms for your employees to be purchased directly from our approved suppliers.

         (b) On or before the Opening Date, you must return to us the plans and specifications described in Subsection 2.3(a).

         SECTION 2.4  ACCOUNTING, COST CONTROL, PORTION CONTROL
                           AND INVENTORY CONTROL SYSTEMS.

         We will provide standardized accounting, cost control, portion control and inventory control systems.

         SECTION 2.5  LISTS, FORMS AND SCHEDULES

         We will loan to you:

         (a) A list of required equipment, supplies, materials, inventory and other items necessary to open and operate your Healthy Bites Grill Franchise and a list of approved suppliers of these items;

         (b) An initial set of forms, including the standard brochure and various operational forms, standardized periodic reporting forms for reporting accounting information, cost analysis and purchase order forms;

         (c) A schedule of items that must be purchased from us including inventory business forms, brochures and other items; and

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         (d) A schedule of recommended equipment and supplies that can be purchased from third-party suppliers.

These forms and schedules are set forth in the Manuals.

         SECTION 2.6  EMPLOYEE INFORMATION AND ASSISTANCE

         We will give to you employee hiring information including pay scale guidelines. You are solely responsible for the hiring, disciplining, supervising, promoting and firing of your employees and the establishment of their salaries as further provided in Section 4.9.

         SECTION 2.7  INITIAL TRAINING

         (a) INITIAL TRAINING. We will provide up to 320 hours of Initial Training over 8 weeks for 3 Trainees at our training facilities in Boca Raton, Florida. Unless otherwise agreed in writing, at least 1 Trainee must be the Franchise Owner. All Trainees must be acceptable to us. Initial Training includes instruction in marketing, promotion and advertising, sales techniques and computer applications. Training programs may differ in content and length for you, your Manager, cook, prep cook and juice bar person. We will provide, at our expense, as Initial Training is included in the Initial Franchise Fee, instructors, facilities, training materials and technical training tools for Initial Training. You are responsible for all expenses of the Trainees in attending Initial Training including all travel, lodging and meal expenses. You will pay all expenses incurred to have your additional employees or agents attend Initial Training, including reasonable training fees.

         (b) FAILURE TO COMPLETE INITIAL TRAINING. If any Trainee fails to complete satisfactorily Initial Training, as reasonably determined by us, we may, at your expense and direction, retrain the Trainee or train another Trainee.

         SECTION 2.8  LOAN OF THE MANUALS

         We will loan to you one registered copy of each volume of the Manuals (with revisions as required). Our practice is to deliver the Manuals to you at or shortly before Initial Training.

         SECTION 2.9  PRE-OPENING INSPECTION

         We will provide periodic on-site assistance and inspection of the installation of the equipment and will generally inspect the Premises. We will provide you with advice, as we deem appropriate to insure that you conform to applicable standards before the Opening Date.

         SECTION 2.10  PRE-OPENING ON-SITE TRAINING

         We will provide you our opening supervisor to provide pre-opening, on-site training of 80 hours over 10 days, in most instances to be conducted at your Healthy Bites Grill Franchise shortly before the Opening Date, as we deem appropriate. The on-site training program will cover material aspects of the
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marketing techniques, maintenance of quality standards, employee hiring and motivation, inventory control, security standards, merchandising techniques, promotional techniques, operations, purchasing and sales.

         SECTION 2.11  GRAND OPENING ASSISTANCE

         In addition to the on-site training, we will coordinate the expenditure of the Grand Opening Advertising Fee.

         SECTION 2.12  CONTINUED ASSISTANCE AND SUPPORT

         Upon the opening of your Healthy Bites Grill Franchise, we will or may provide to you the following:

         (a) FIELD VISITS. We will provide assistance to you in the development and operation of your Healthy Bites Grill Franchise by means of periodic visits by one of our field representatives (not less than 12 times per year).

         (b) TELEPHONE ASSISTANCE. We will informational assistance by telephone including consultation on matters involving operations, advertising, promotion and business methods.

         (c) ADVERTISING AND PUBLIC RELATIONS CAMPAIGNS. We will generally promote our franchisees' business through advertising and public relations campaigns through the Marketing Fund.

         (d) LOCAL ADVERTISING. We will provide you advice on Local Advertising.

         (e) PROMOTIONAL METHODS AND MATERIALS. We will provide you with promotional methods and materials that we develop.

         (f) PERIODIC ASSISTANCE. We may provide advisory assistance in the operation and promotion of the Healthy Bites Grill Franchise, as we deem advisable. Advisory assistance may include additional training and assistance, communication of new developments, improvements in equipment and supplies, and new techniques in advertising, service and management relevant to the operation of the Healthy Bites Grill Franchise.

         (g) REFRESHER OR ADDITIONAL TRAINING. We will provide up to 2 days of refresher training programs per year at our principal training facility. We may also provide additional seminars or advanced management training for you and your employees at our principal training facility (or any other location we designate provided the other location is closer to your Healthy Bites Grill Franchise), which may be required at our option. However, if you receive an unsatisfactory inspection report from us and fail to promptly remedy the deficiencies, we may require your Manager and designated employees to attend refresher training as soon as reasonably possible. You are solely responsible for all expenses associated with these programs and all travel, meals and lodging costs of your attendees.

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         (h) SPECIAL ASSISTANCE. If you request, we will furnish non-routine guidance and assistance to address your unusual or unique operating problems at our reasonable per diem fees, charges and out-of-pocket expenses we establish.

         (i) RESEARCH AND DEVELOPMENT. We will continue to research and develop new products and services, introductions and techniques, as we deem appropriate in our sole discretion. We may conduct market research and testing to determine consumer trends and the salability of new products and services. If we choose you, and if you agree, you will participate in our market research programs, in test marketing new products and services in the Healthy Bites Grill Franchise and by providing us with timely reports and other relevant information regarding that market research. If you participate in any test marketing, you agree to purchase a reasonable quantity of the products or services being tested and to effectively promote and make a good faith effort to sell them.

         SECTION 2.13  LICENSE OF INTELLECTUAL PROPERTY

         Subject to this Agreement, we license to you the right to use the "Healthy Bites Grill(R)" trade name and the other Intellectual Property.

         SECTION 2.14 OUR TEMPORARY OPERATION OF YOUR UNIT

         At our option, if:

         (a) you fail to keep your Healthy Bites Grill Franchise open for business during normal business hours;

         (b) you are absent from your Healthy Bites Grill Franchise more than 5 days or abandon the Premises;

         (c) you or the Franchise Owner dies or becomes permanently incapacitated and the franchise or the ownership interest in the Franchisee is not assigned promptly under Section 11.4;

         (d) you materially breach any of our standards and specifications for the operation of your Healthy Bites Grill Franchise; or

         (e) your Healthy Bites Grill Franchise is terminated and we elect to purchase your business assets as provided in Section 13.4;

then, we are entitled (but have no obligation) to enter your Premises and to operate and manage your Healthy Bites Grill Franchise for your (or your estate's) account until the Healthy Bites Grill Franchise is terminated, transferred to a party under Subsection 11.2(f), purchased by us, or until you resume control over your Healthy Bites Grill Franchise and operate it in accordance with this Agreement. Our operation and management will not continue for more than 90 days without your written consent or the consent of the representatives of your estate. If we operate your Healthy Bites Grill

Franchise, we will account to you or your estate for all net income from the operation less our reasonable expenses incurred in, and a reasonable management fee for, our operation of your Healthy Bites Grill Franchise.

         SECTION 2.15  DUTIES SOLELY TO YOU

         All of our obligations under this Agreement are only to you. No other party is entitled to rely on, enforce, or obtain relief for breach of the obligations either directly or by subrogation.

         SECTION 2.16  OUR RIGHT TO DELEGATE DUTIES

         You agree to our right to delegate our duties under this Agreement to a Designee. You must discharge your duties with the Designee to the extent we request, as you must do with us. We remain responsible for our obligations under this Agreement even if delegated to the Designee.

                          ARTICLE 3 - FEES AND PAYMENTS

         SECTION 3.1  TYPES OF FEES

         In consideration of our signing this Agreement, you must pay to us the following fees, in addition to any others required under this Agreement, all payable in United States currency at our principal office:

         (a) INITIAL FRANCHISE FEE. You must pay to us an Initial Franchise Fee of $30,000; payable at the same time this Agreement is signed. The Initial Franchise Fee is fully earned by us on receipt and is non-refundable upon signing this Agreement.

         (b) ROYALTY FEE. You will pay a continuing non-refundable Royalty Fee during the Term equal to 4% of Gross Revenues payable weekly by electronic funds transfer.

         (c) GRAND OPENING ADVERTISING FEE. A Grand Opening Advertising Fee of $5,000 must be paid at the same time you sign this Agreement. The Grand Opening Advertising Fee is held for your benefit to fund special grand opening advertising expenditures.

         (d) ADVERTISING CONTRIBUTIONS. You must also pay a continuing monthly Advertising Contribution to the Marketing Fund during the Term in an amount equal to 2% of Gross Revenues payable weekly by electronic funds transfer. We have the sole right to enforce your obligations and all other franchisees that make Advertising Contributions. Neither you, nor any other franchisee obligated to make Advertising Contributions, is a third party beneficiary of the funds or has any right to enforce any obligation to contribute the funds. We reserve the right to increase the Advertising Contributions paid by you provided: (i) the increase is reasonably necessary to provide greater advertising and promotional assistance to the Chain; (ii) that we and a majority of the Franchise Units agree to the increase; (iii) that all other Franchise Units and Company Units are subject to the same relative percentage increase in the Advertising Contributions; and (iv) the increase is approved by a majority of the franchisees.

         SECTION 3.2  PAYMENT SCHEDULE

         The Royalty Fee and Advertising Contribution must be paid to us, together with any required weekly reports, by the 5th day of each succeeding week during the Term for the previous week. All other amounts due to us from you will be paid as specified in this Agreement. If no time is specified, these amounts are due upon receipt of an invoice from us. Any payment or report not actually received by us on or before the due date is overdue.

         SECTION 3.3  PAYMENT SYSTEM

         (a) All payments by you to us, upon our request, will be effectuated by a Payment System by the use of pre-authorized transfers from your operating account through the use of special checks or electronic fund transfers, that we will process at the time any payment is due or through the use of any other payment system we designate. You will cooperate with us to implement the Payment System within 15 days before the Opening Date. You agree to cooperate with us in maintaining the efficient operation of the Payment System, including depositing all Gross Revenues you receive in your operating account accessed by the Payment System within 1 Business Day of receipt.

         (b) You will give your financial institution instructions in a form we provide or approve and will obtain the financial institution's agreement to follow these instructions. You will provide us with copies of these instructions and agreement. The financial institution's agreement may not be withdrawn or modified without our written approval and approval is within our sole discretion. You will also sign all other forms for funds transfer as the financial institution or we may request.

         (c) We may require your financial institution to send a monthly statement of all activity in the designated account to us at the same time as it sends these statements to you, and any other reports of the activity in the operating account as we reasonably determine and request.

         (d) If you maintain any other bank accounts for your Healthy Bites Grill Franchise, you must identify these accounts to us and provide to us copies of the monthly statements for all these accounts and the details of all deposits and withdrawals to them.

         (e) You will pay all charges imposed by your financial institution. We will pay the charges imposed by our financial institution for the Payment System.

         (f) You agree that your obligations to make payments under this Agreement and any other agreement entered into with us for your Healthy Bites Grill Franchise, and our rights and those of our Affiliates, if any, to receive these payments, are absolute and unconditional, and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims that you have or may have against us for any reason.

         SECTION 3.4  INTEREST ON LATE PAYMENTS; LATE CHARGE

         Although each failure to pay monies when due is an Event of Default, to encourage prompt payment and to cover the costs involved in processing late payments, if any payment under this Agreement or any other agreement between us and you for your Healthy Bites Grill Franchise is overdue for any reason, you must pay to us, on demand, in addition to the overdue amount, any insufficient funds (NSF) charges we incur and interest on the overdue amount from the date it was due until paid equal to the lesser of: (i) 18% per annum; or (ii) the maximum rate of interest permitted by law. You must also pay a late charge of $100 for each payment that is overdue. If we owe you money, we will pay the same interest and late charge, if we pay you late.

         SECTION 3.5  APPLICATION OF PAYMENTS

         We have sole discretion to apply any payments you make to your past due indebtedness including the Royalty Fee, Advertising Contributions, purchases from us, interest, insufficient funds (NSF) charges, or any other indebtedness of you to us in any manner we choose regardless of your designation.

         SECTION 3.6  SECURITY INTEREST

         (a) As security for the full, prompt and complete payment and performance by you of all of your obligations to the us under this Agreement or otherwise including all costs, expenses, advances and liabilities which may be incurred by us in connection with this Agreement, including reasonable attorneys' fees to enforce the rights of the Franchisor under this Agreement (the "Secured Obligations"), you grant to us a first priority security interest under the applicable Uniform Commercial Code in the state in which the Franchised Business is located and a security interest under any other applicable law in and to the Business Assets. You will: (i) sign any financing statements (including the form attached as Exhibit G to the FOC) or renewals, substitutions or corrections or other documents, or provide any document, and pay all connected costs necessary to perfect the security interest granted in this Section against the rights or interest of third parties and you appoint us as your true and lawful attorney, and in its name, place and stead, to make, sign, acknowledge and file all documents, instruments and forms, whether notarized or otherwise, which in the opinion of our counsel, are reasonably required to perfect the security interest granted in this Section; (ii) except in the ordinary course of its business, not sell, transfer, assign, mortgage, encumber or otherwise dispose of, or create, assume, or suffer to exist any security interest (other than as created under this Agreement) in any of the Business Assets; and (iii) at all times keep accurate and complete records of the Business Assets at its place of business and we or any of out agents have the right to call at your place of business at intervals we determine, and, without hindrance or delay, to inspect the Business Assets and to inspect, audit, check and make copies and extracts from the books, records, journals, orders, receipts, magnetic computer disks and records, correspondence and other data relating to the Business Assets. Upon the occurrence of any Event of Default, we may declare the Secured Obligations, or any of them immediately due and payable without demand or notice, and we may proceed to exercise any one or more of the rights or remedies afforded by the applicable Uniform Commercial

Code or other applicable law of any jurisdiction, and any other remedies or right provided in this Agreement, all of which may be exercised, cumulatively or consecutively in our sole discretion.

         (b) Upon an occurrence of an Event of Default, we will send you notice and, upon the sending of the notice, we have the right to notify all of your account debtors obligated on any or all of the accounts receivable to make payment thereof directly to us. Moreover, we have the right to enforce and collect all amounts due with respect to the accounts receivable for purposes of satisfying the Secured Obligations. You constitute and appoint us as your lawful attorney-in-fact, and in your place and stead, with full power of substitution either in our name (i) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any of the accounts receivable; (ii) to endorse checks, drafts, orders and other instruments for payment of monies payable with respect to the accounts receivable; and (iii) to settle, compromise, extend the date for payment, prosecute or defend any action or proceeding with respect to the accounts receivable, all without notice or consent to you and without discharging or affecting your obligations under this Agreement.

         (c) We agree to subordinate our security interest to: (i) the landlord's lien; (ii) the security interest of a reputable institutional lender for a loan to you for working capital purposes; (iii) the purchase money security interest of an approved equipment vendor for any equipment you purchase or lease and use in the operation of your Healthy Bites Grill Franchise; or (iv) the purchase money security interest of a supplier of approved products sold at your Healthy Bites Grill Franchise. You pay all filing fees and costs for perfecting our security interest.

         SECTION 3.7  NO WITHHOLDING

         You agree that under no circumstances will you withhold or suspend payment of, or reduce the amount of the Royalty Fee or Advertising Contributions payable under this Agreement. Notwithstanding the foregoing, if you dispute in good faith the amount of an individual payment due under this Agreement, you may pay only the amount you believe is due, provided that you give us prompt notice of the reasons you dispute the amount of the payment and proceed to make good faith efforts to resolve the dispute.

                            ARTICLE 4 - YOUR DUTIES

         SECTION 4.1  ACQUISITION OF THE SITE

         (a) SITE APPROVAL. You are solely responsible for selecting the site. If a site for your Healthy Bites Grill Franchise has not been selected on the Agreement Date, you must complete the acquisition or lease arrangements for your Premises located in the Reserved Area, at your expense within 3 months of the Agreement Date, after obtaining our written approval under Section 2.1. If a site has not been approved within 6 months of the Agreement Date, we may terminate this Agreement and retain the Initial Franchise Fee.

         (b) PURCHASE OF THE SITE. If you intend to purchase the site, the purchase agreement must be submitted to us for our written approval. You will be solely responsible for securing any necessary acquisition, construction, permanent or other financing of the site and the Premises.

         (c) LEASE OF THE SITE. We must approve any lease of the Premises. You must deliver a copy of the proposed lease to us at least 15 days before it is signed by you. You and the landlord must sign our form of Agreement with Landlord, the form of which is attached as Exhibit D to the FOC.

         SECTION 4.2  CONSTRUCTION PLANS AND PERMITS

         For the construction of your Premises, you will do the following:

         (a) You must employ a qualified licensed architect or engineer with adequate errors and omissions insurance to prepare a site plan and plans and specifications adapting our standard plans and specifications to your approved location and to applicable laws, lease requirements and restrictions, and market conditions. The architect or engineer must be especially mindful of all zoning, signage, seating capacity, parking requirements and storage requirements. Any material modification to the standard plans and specifications must be sealed and stamped by the architect or engineer and approved by us. The modified plans and approvals, once approved by us, will not be materially changed or modified without our written approval;

         (b) You will employ professional supervision satisfactory to us over preparation of the site layout and plan and over construction of your Premises; and

         (c) You must obtain all permits and certifications required for the lawful construction and operation of your Healthy Bites Grill Franchise, together with certifications from all governmental authorities having jurisdiction over your Premises and your Healthy Bites Grill Franchise. You must provide us with evidence that all necessary permits have been obtained and that all requirements for construction and operation have been met, including zoning, access, sign, fire, health, environmental and safety requirements.

         SECTION 4.3  CONSTRUCTION REQUIREMENTS

         You must begin construction within 60 days after a site is obtained and provide written notice to us of the date construction of your Healthy Bites Grill Franchise begins. You will construct the Premises in accordance to the approved plans described in Section 4.2 and the Design Specifications. You must maintain continuous construction of the Premises and must complete construction, including all exterior and interior carpentry, electrical, painting and finishing work and installation of all with the approved fixtures, equipment and signs, in accordance with the site plans and Design Specifications, at your expense, within 12 months of the Agreement Date. You agree that our representatives and we have the right to inspect the construction at all reasonable times. You will within 10 days after completion of construction obtain a certificate of occupancy, and after obtaining our approval for opening, will open your Healthy Bites Grill Franchise within 7 days after the date of the certificate of occupancy. You and we agree that time is of the essence in constructing and opening your Healthy Bites Grill Franchise.

         SECTION 4.4  OPENING

         You agree not to open your Healthy Bites Grill Franchise for business until: (a) all your obligations under Sections 4.1 through 4.3 have been fulfilled; (b) we determine that your Healthy Bites Grill Franchise has been constructed, furnished, equipped, and decorated in accordance with approved plans and specifications; (c) the training of the Trainees has been completed to our reasonable satisfaction; (d) the Initial Franchise Fee and all amounts due to us under this Agreement have been paid in full; (e) we have been furnished with certificates of insurance and copies of all insurance policies or all other evidence of insurance coverage as we reasonably request; (f) you have obtained a certificate of occupancy for your Premises; and (g) you have obtained all necessary licenses and permits to operate your Healthy Bites Grill Franchise. Final approval by us of the opening of your Healthy Bites Grill Franchise will be given in writing. You agree to comply with these conditions and be prepared to open your Healthy Bites Grill Franchise for business within 12 months after the Agreement Date.

         SECTION 4.5  USE OF THE PREMISES

         You must use your Premises only for the operation of your Healthy Bites Grill Franchise. You must keep your Healthy Bites Grill Franchise open for business and in normal operation for the minimum hours and days as we reasonably require in the Manuals or otherwise in writing except as may be limited by local law or the landlord's rules and regulations. You must refrain from using or permitting the use of the Premises for any other purpose or activity at any time without first obtaining our written consent. You may not locate or permit to be located on or about the Premises any pinball machines, electronic or video games, jukeboxes, or other types of amusements or vending machines without out written consent.

         SECTION 4.6  MAINTENANCE AND REPAIRS

         (a) You must maintain your Healthy Bites Grill Franchise in the highest and most uniform degree of sanitation, repair, appearance, condition and security as stated in the Manuals and as a modern, clean, adequately lighted and efficiently operated Healthy Bites Grill Franchise providing high quality products and services with efficient, courteous and friendly customer service as we require. You must make all additions, alterations, repairs and replacements to your Healthy Bites Grill Franchise (but no others without our written consent) as reasonably required for that purpose, including all periodic repainting, changes in appearance, repairs to impaired equipment and replacement of obsolete signs as we direct subject to Capital Expenditure Limitation stated in Section 4.21. You must meet and maintain the highest safety standards and ratings applicable to the operation of your Healthy Bites Grill Franchise, as we reasonably require, including the maintenance of the highest sanitation rating.

         (b) You must maintain contracts with reputable firms for the maintenance of the Premises and the machinery and equipment and, if we determine to be appropriate or necessary, for the landscaped areas of the Premises. Contracts for maintenance of the Premises and the machinery and equipment must provide for the performance of services, including preventative maintenance services, and be with financially responsible firms, that: (i) maintain adequate insurance and bonding; (ii) have personnel who are factory trained to service equipment of the type in the Premises; and (iii) maintain an adequate supply of parts for the machinery, equipment and tools. Contracts for landscape maintenance must be with financially responsible firms. You will provide us, upon our request, with a copy of any contract for maintenance that you enter into with any outside maintenance firm. If you fail to keep these contracts in full effect, we may do so at your expense.

         SECTION 4.7  OPERATIONAL REQUIREMENTS

         You agree to operate your Healthy Bites Grill Franchise in conformity with all uniform methods, standards and specifications required in the Manuals or otherwise, to ensure that the highest degree of quality and service is uniformly maintained. You agree to:

         (a) Record all Gross Revenues on the approved P.O.S. System;

         (b) Comply with the procedures and systems we reasonably institute on a System-wide basis both now and in the future, including those on sales, good business practices, advertising and other obligations and restrictions;

         (c) Maintain in sufficient supply (as we may reasonably prescribe in the Manuals or otherwise in writing) and use at all times, only inventory, equipment, materials, advertising methods and formats, and supplies that conform with our standards and specifications, if any, at all times sufficient to meet the anticipated volume of business, and to refrain from deviating from these requirements without our written consent;

         (d) Use menu boards and menus that comply with our specifications for materials, finish, style, pattern and design;

         (e) Adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with customers, suppliers, employees, independent contractors, us and the public;

         (f) Sell or offer for sale only the menu items that meet our reasonable uniform standards of quality and quantity; have been expressly approved for sale in the Manuals or otherwise in writing by us at retail to consumers only from your Healthy Bites Grill Franchise; not sell any items for redistribution or resale; sell or offer for sale all approved products and services; refrain from any deviation from our standards and specifications for providing or selling the products and services without our written consent; and discontinue selling and offering for sale any products and services that we reasonably disapprove on a System-wide basis in writing at any time;

         (g) Purchase and install, at your expense, all fixtures, furnishings, signs and equipment we reasonably specify. The equipment must be maintained in a condition that meets the operational standards specified in the Manuals. As equipment becomes obsolete or inoperable, you will replace the equipment with the equipment that is then approved for use in the Healthy Bites Grill Franchise. If we determine that additional or replacement equipment is needed on a System-wide basis because of a change in menu items or method of preparation and service, a change in technology, customer concerns or health or safety considerations, you will install the additional equipment or replacement equipment within the time we specify, subject to the Capital Expenditure Limitation in Section 4.21.

         (h) The Premises will not be used for the handling, storage, transportation or disposal of hazardous or toxic materials contrary to any federal, state or local laws, rules and regulations. You agree to contract with a licensed waste hauler for the removal and disposal of all hazardous or toxic material utilized in the operation of the Franchise. You will provide to us a copy of all waste hauler agreements, EPA monitoring records and perchloroethylene purchase laws within 5 days of our request. You indemnify, defend and hold us harmless from any loss, costs, damages or payments (including attorneys' fees and court costs) we incur as a result of past, present or future use, handling, storage, transportation or disposal of hazardous or toxic materials. The indemnity in this Subsection survives the termination, expiration or transfer of this Agreement.

         SECTION 4.8  P.O.S. SYSTEM; E-MAIL

         (a) Before the Opening Date you must procure and install at your Healthy Bites Grill Franchise the P.O.S. System we specify in the Manuals or otherwise. You will provide any assistance we require to bring the P.O.S. System "on-line" with our computer. You agree that we have the right to retrieve all data and information from your P.O.S. System, as we, in our sole discretion, deem necessary, with the telephonic cost of retrieval to be paid by you. All of the specified items to be installed or purchased, or activities specified to be accomplished by you, and the delivery of all hardware and software, are at your sole expense.

         (b) You must install and maintain, at your own expense, an E-mail link with us and all other Healthy Bites Grill Franchisees. Reasonable minimum hardware and software standards for these connections will be set by us and may be periodically revised, and you will have reasonable time to upgrade when standards change. Standards will include current uniform communications software in use by the System; word processing and spreadsheet software that is either the same as that in use at our office or capable of reading and converting files created by our office; and a computer capable of running the software and containing reasonable minimums for memory and data storage and a modem connected via network links to our System. You will be responsible for all normal communications charges from the networks making connection to our System, for example, phone bills or bills from an on-line service. Information important to the Chain will be sent to your computer address electronically. In order to stay informed on developments affecting the System and your Healthy Bites Grill Franchise, you agree to check your electronic mailbox for system communications on a regular basis.

         (c) You agree that computer systems are designed to accommodate a certain maximum amount of data and terminals, and that, as limits are achieved, and/or as technology and/or software is developed in the future, we in our sole discretion may require you to add memory, ports and other accessories and/or peripheral equipment and/or additional, new or substitute software to the original P.O.S. System you purchased. You agree that at a certain point in time it may become necessary for you to replace or upgrade the entire P.O.S. System with a larger system capable of assuming and discharging all of those computer-related tasks and functions as we specify. You agree that computer designs and functions change periodically and that we may be required to make substantial modifications to our computer specifications, or to require installation of entirely different systems, during the Term. To ensure full operational efficiency and communication capability between our computers and your computers, you will keep the P.O.S. System in good maintenance and repair and to install all additions, changes, modifications, substitutions and/or replacements to your computer hardware, software, telephone and power lines and other computer-related facilities as we direct on those dates and within those times we specify, in our sole discretion, in the Manuals or otherwise on a System-wide basis subject to the Capital Expenditure Limitation in Section 4.21. Upon termination or expiration of this Agreement, all software, disks, tapes and other magnetic storage media provided to you by us must be returned to us in good condition (reasonable wear and tear excepted). You will delete all software and applications from all memory and storage.

         SECTION 4.9  HIRING, TRAINING AND APPEARANCE OF EMPLOYEES

         You will maintain a competent, conscientious staff and employ the minimum number of employees necessary to meet the anticipated volume of business and to achieve the goals of the System. You will take all steps necessary to ensure that your employees meet the employment criteria and keep a neat appearance and comply with any dress code we require. You are solely responsible for the terms of their employment and compensation and, except for training required under this Agreement, for the proper training of the employees in the operation of your Healthy Bites Grill Franchise. You are solely responsible for all employment decisions and functions, including hiring, firing, establishing wage and hour requirements, disciplining, supervising and record keeping. You will not recruit or hire any employee of a Healthy Bites Grill Franchise operated by us or another franchisee within the System without obtaining the employer's written permission, which will not be unreasonably withheld, subject to any covenant not to compete, the provisions of which will be respected and not challenged.
..
         SECTION 4.10  MANAGEMENT OF YOUR HEALTHY BITES GRILL FRANCHISE

         (a) If this Agreement is signed by 2 or more individuals, you agree to designate in writing 1 individual as the Manager upon signing this Agreement. We have the right to rely solely on instructions of the Manager concerning the operation of the Healthy Bites Grill Franchise until we receive a duly signed written notice changing the designated Manager.

         (b) The Manager must devote his or her best full-time efforts to the management and operation of your Healthy Bites Grill Franchise. You agree that your Healthy Bites Grill Franchise requires the day-to-day supervision of the Manager at all times your Healthy Bites Grill Franchise is open for business. The Manager, and all successive Managers, if any, are required to complete Initial Training before managing your Healthy Bites Grill Franchise, unless we otherwise agree in writing.

         (c) If we have permitted the Manager to be an individual other than the Franchise Owner, and the Manager fails to satisfy his or her obligations provided in Subsection 4.10(b) due to death, disability, termination of employment or for any other reason, the Franchise Owner will satisfy these obligations until you designate a new Manager of your Healthy Bites Grill Franchise acceptable to us who has successfully completed Initial Training. You are solely responsible for the expenses associated with Initial Training, including the then-prevailing standard training fee we charge (currently $1,500).

         SECTION 4.11  APPROVED SPECIFICATIONS AND SOURCES OF SUPPLY

         (a) AUTHORIZED SPECIFICATIONS AND SUPPLIERS. You must purchase or lease equipment, supplies, inventory, advertising materials, construction services and other products and services used for the operation of your Healthy Bites Grill Franchise solely from authorized manufacturers, contractors and other suppliers who demonstrate, to our continuing reasonable satisfaction: (i) the ability to meet our standards and specifications for these items; (ii) possess adequate quality controls and capacity to supply your needs promptly and reliably; and
(iii) have been approved in writing by us and not later disapproved. We will use our best reasonable efforts to negotiate agreements with suppliers that, in our good faith belief, are in the best interest of all Healthy Bites Grill franchisees. We may approve a single supplier for any brand and may approve a supplier only as to a certain brand or brands. In approving suppliers for the System, we may take into consideration factors like the price and quality of the products or services and the supplier's reliability. We may concentrate purchases with 1 or more suppliers to obtain the lowest prices and/or the best advertising support and/or services for any group of Franchise Units or Company Units within the Chain. Approval of a supplier may be conditioned on requirements on the frequency of delivery, standards of service, warranty policies including prompt attention to complaints, and concentration of purchases, as stated above, and may be temporary, pending our additional evaluation of the supplier. We reserve the right to derive revenue as the result of your purchases from authorized suppliers and Secret Recipe Products.

         (b) APPROVAL OF NEW SPECIFICATIONS AND SUPPLIERS. If you propose to purchase or lease any equipment, supplies, inventory, advertising materials, construction services or other products or services from an unapproved supplier, you must submit to us a written request for approval, or request the supplier to do so. We will have the right to require, as a condition of our approval, that our representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, at our option, either to us or to an independent, certified laboratory designated by us for testing. We are not liable for damage to any sample that results from the testing process. You will pay a charge not to exceed the reasonable cost of the inspection and the actual cost of the testing. We reserve the right, at our option, to reinspect the facilities and products of any approved supplier and continue to sample the products at the supplier's expense and to revoke approval upon the supplier's failure to continue to meet our standards and specifications. We may also require as a condition to our approval, that the supplier present satisfactory evidence of insurance, for example, product liability insurance, protecting us and our franchisees against all claims from the use of the item within the System.

         SECTION 4.12  SECRET RECIPE PRODUCTS

         You agree that we have already developed the Secret Recipe Products and may continue to develop for use in the System certain additional products that are all highly confidential, secret recipes and trade secrets. Due to the importance of quality control and uniformity of these products and the significance of the proprietary products to the System, it is to the mutual benefit of the parties that we closely control the production and distribution of the Secret Recipe Products. Accordingly, you will use the Secret Recipe Products and will purchase from an approved source we designate and license all of your supplies of the Secret Recipe Products, all in accordance with our requirements then in effect.

         SECTION 4.13  CREDIT CARDS AND OTHER METHODS OF PAYMENT

         You will maintain credit card relationships with VISA and MasterCard and check verification services, financial center services, and electronic fund transfer systems as we designate in order that you may accept customers' credit and debit cards, checks, and other methods of payment. We reserve the right to require the addition or deletion of credit card relationships and other methods of payment if implemented on a System-wide basis. You will subscribe to an approved credit verification service.

         SECTION 4.14  TELEPHONES AND ANSWERING SERVICE

         You will:

         (a) Maintain continuously a sufficient number of operating telephone lines and telephone numbers to be used exclusively for the operation of your Healthy Bites Grill Franchise as we reasonably require, with sufficient staff to handle telephone calls in an efficient and courteous manner at all times during normal business hours;

         (b) Maintain continuously a dedicated operating telephone line and telephone number at your Healthy Bites Grill Franchise that only we can use, and that permits us to monitor accounting and operational information via a modem; and

         (d) Have a pay telephone installed in the public area of the Premises.

         SECTION 4.15  COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         You will comply with all federal, state, and local laws, rules and regulations, and will timely obtain, maintain and renew when required all permits, certificates, licenses or franchises necessary for the proper conduct of your Healthy Bites Grill Franchise under this Agreement, including qualification to do business, fictitious, trade or assumed name registration, building and construction permits, occupational licenses, sales tax permits, health and sanitation permits and ratings, and fire clearances.

         SECTION 4.16  TAX PAYMENTS; CONTESTED ASSESSMENTS

         You will promptly pay when due all taxes required by any federal, state or local tax authority including unemployment taxes, withholding taxes, sales taxes, use taxes, income taxes, tangible commercial personal property taxes, real estate taxes, intangible taxes and all other indebtedness you incur in the conduct of your Healthy Bites Grill Franchise. You will pay to us an amount equal to any sales tax, goods and services taxes, gross receipts tax, or similar tax imposed on us for any payments to us required under this Agreement, unless the tax is measured by or involves the net income or our corporate status in a state. If we pay any tax for you, you will promptly reimburse us the amount

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paid. If there is any bona fide dispute as to liability for taxes assessed or other indebtedness, you may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law. However, you will not permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the Premises or any assets used in your Healthy Bites Grill Franchise.

         SECTION 4.17  CUSTOMER SURVEYS

         You will present to customers any evaluation forms we require and will participate and/or request your customers to participate in any marketing surveys performed by or for us.

         SECTION 4.18  INSPECTIONS

         You will permit us and/or our representatives to enter your Premises or office at any time during normal business hours upon reasonable notice, for purposes of conducting inspections. You will cooperate fully with us and/or our representatives in inspections by rendering assistance as they may reasonably request and by permitting them, at their option, to observe how you are selling the products and rendering the services, to monitor sales volume, to conduct a physical inventory, to confer with your employees and customers and to remove samples of any products, supplies and materials in amounts reasonably necessary to return to our office for inspection and record-keeping. A portion of a sample we take will be given to you for safekeeping in a tamper-proof container. The inspections will be performed in a manner that minimizes interference with the operation of your Healthy Bites Grill Franchise. We and/or you may videotape the inspections. Upon notice from us, and without limiting our other rights under this Agreement, you will take all steps necessary to correct immediately any deficiencies detected during inspections, including immediately stopping use of any equipment, advertising, materials, products, supplies or other items that do not conform to our then-current requirements. If you fail or refuse to correct any deficiency, we have the right, without any claim to the contrary by you, to enter your Premises or office without being guilty of trespass or any other tort, for the purposes of making or causing to be made all corrections as required, at your expense, payable by you upon demand.

         SECTION 4.19  NOTICES TO US

         (a) You must notify us in writing and supply us copies of all relevant documents within 5 days of any of the following events:

                  (i) The start of, any action, suit, implemented or other proceeding against you or any of your employees that may have a material adverse effect on the Franchise Business or the System;

                  (ii) Any communication by any governmental entity relating to the conduct of your Healthy Bites Grill Franchise that indicates your material non-compliance with any applicable law, rule or regulation; or

                  (iii) The issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality against you or any of your employees that may have a material adverse effect on the Franchise Business or the System.

         (d) You will provide us with any information we request, within 5 days of request, about the progress and outcome of these events.

         SECTION 4.20  OPERATIONAL SUGGESTIONS

         You are encouraged to submit suggestions in writing to us for improving elements of the System, including products, services, equipment, service format, advertising and any other relevant matters, that we consider adopting or modifying standards, specifications and procedures for the System. You agree that any suggestions you make are our exclusive property. We have no obligation to use any suggestions. If we implement any suggestion, we will negotiate with you on a reasonable fee for your suggestions based on its value to the System. You may not use any suggestions inconsistent with your obligations under this Agreement without our written consent.

         SECTION 4.21  RENOVATION AND UPGRADING

         You will abide by our requirements for alterations, remodeling, upgrading or other any improvements to your Healthy Bites Grill Franchise to achieve the strategic marketing goals of the System. Generally, the standards to comply satisfactorily will not exceed those applicable to new Franchise Units and new Company Units. These requirements will not impose an undue economic burden or occur more frequently than every 4 years. You will bear the entire cost of changes or additions, for any changes in, or additions of, equipment, furnishings, fixtures, lighting, carpeting, painting or the taking of other actions we specify to satisfy our then-current standards for image, positioning, marketing strategy, cleanliness or appearance but not to exceed total capital expenditures of $25,000 every 4 years (the "Capital Expenditure Limitation").

         SECTION 4.22  LIQUIDATED DAMAGES FOR SALE OF PROHIBITED
                          PRODUCTS OR SERVICES.

         The Franchisee agrees that the offer to sell or the sale of unauthorized or prohibited products and services will result in damages to the Franchisor. The Franchisee agrees these damages will be measured as $1,000 for each day of the prohibited offer or sale, payable to the Franchisor upon demand. These damages are in addition to the Franchisor's other rights or remedies, including the Franchisor's right strictly to enforce or terminate this Agreement as provided in this Agreement and obtain injunctive relief, except to the extent any other rights are excluded by law in light of this Section. The parties agree that a precise calculation of the full extent of the damages that the Franchisor will incur from the offer or sale of unauthorized products and services is difficult to determine and the Franchisor and the Franchisee desire certainty in this matter and agree that the liquidated damages are reasonable and are not a penalty.

         SECTION 4.23  PUBLICITY

         You grant us the right to freely use, without your consent, any pictures, financial information, or biographical material relating to you or your Healthy Bites Grill Franchise for use in promotional literature or in any other way beneficial to the Healthy Bites Grill organization as a whole. You will cooperate in securing photographs, including obtaining consents from any persons appearing in photographs. If we publish anything you feel reflects unfairly or inaccurately on your Healthy Bites Grill Franchise or yourself, we will take all reasonable steps in our power to retract the material.

                        ARTICLE 5 - INTELLECTUAL PROPERTY

         SECTION 5.1  OUR REPRESENTATIONS AS TO THE INTELLECTUAL PROPERTY

         We represent to you that:

         (a) Healthy Bites Grill, Inc. is the sole owner of the Intellectual Property;

         (b) Healthy Bites Grill, Inc. has licensed the Intellectual Property to us for sublicensing to Healthy Bites Grill Franchisees; and

         (c) We will take all steps necessary to preserve and protect the ownership and validity of the Intellectual Property.

         SECTION 5.2  YOUR USE OF THE INTELLECTUAL PROPERTY

         You may use the Intellectual Property only in accordance with standards and specifications we reasonably determine and implement on a System-wide basis. You agree that:

         (a) You will use the Intellectual Property only for the operation of your Healthy Bites Grill Franchise at the Premises;

         (b) You agree not to employ any of the Intellectual Property in signing any contract, check, purchase agreement, negotiable instrument or legal obligation, application for any license or permit, or in a manner that may result in liability to us for any indebtedness or obligation of yours;

         (c) You have no right to pre-package or sell pre-packaged food products or beverages using the Intellectual Property unless approved in writing by us;

         (d) You will use the Intellectual Property as the sole service mark identifications for your Healthy Bites Grill Franchise and will display prominently the Intellectual Property on and/or with all materials we designate and authorize, and in the manner we require;

         (e) You will not use any of the Intellectual Property as security for any obligation or indebtedness;

         (f) You will comply in filing and maintaining any required fictitious, trade or assumed name registrations for the "Healthy Bites Grill" trade name, and will sign all documents we or our counsel deem reasonably necessary to obtain protection for the trademarks and our interest in the trademarks, for example, John Jones d/b/a "Healthy Bites Grill" or ABC, Inc. d/b/a "Healthy Bites Grill;"

         (g) You will maintain a suitable sign or graphics package on the Premises, on any pylon sign or other area identifying the Premises only as "Healthy Bites Grill." The signage must conform in all respects to our requirements except to the extent prohibited by local governmental restrictions or landlord regulations;

         (h) All materials including place mats, menus, matchbook covers, order books, plastic or paper products and other supplies and packaging materials used in the System will bear our Intellectual Property, as required by us;

         (i) Without our prior written approval, you will not use any of our trademarks as part of any e-mail address, Web Site, domain name or any other electronic media (including use with any prefix, suffix or other modifying words, term designs, or symbols), or in any other manner connected with a Web Site, advertisements on a Web Site, or other similar electronic media; and

         (j) You will exercise caution when using the Intellectual Property to ensure that the Intellectual Property is not jeopardized in any manner.

         SECTION 5.3  INFRINGEMENT BY YOU

         You acknowledge that the use of the Intellectual Property outside the scope of this Agreement, without our written consent, is an infringement of our rights in the Intellectual Property. You agree that during the Term, and after the expiration or termination of this Agreement, you will not, directly or indirectly, commit an act of infringement or contest or aid in contesting the validity of, or our right to, the Intellectual Property, or take any other action in derogation of our rights.

         SECTION 5.4  CLAIMS AGAINST THE INTELLECTUAL PROPERTY

         If there is any claim of infringement, unfair competition or other challenge to your right to use any Intellectual Property, or if you become aware of any use of, or claims to, any Intellectual Property by persons other than us or our franchisees, you will promptly (within 7 days) notify us in writing. You will not communicate with anyone except us and our counsel on any infringement, challenge or claim except under judicial process. We have sole discretion as to whether we take any action on any infringement, challenge or claim, and the sole right to control any litigation or other proceeding arising out of any infringement of, challenge or claim to any Intellectual Property. You must sign all documents, render all assistance, and do all acts that our attorneys deem necessary or advisable in order to protect and maintain our interest in any litigation or proceeding involving the Intellectual Property or otherwise to protect and maintain our interests in the Intellectual Property.

         SECTION 5.5  YOUR INDEMNIFICATION.

         We indemnify you against and will reimburse you for all damages you are held liable in any proceeding from your use of any Intellectual Property in accordance with this Agreement, but only if you: (a) have timely notified us of the claim or proceeding in accordance with Section 5.4; (b) have otherwise complied with this Agreement; (c) allow us sole control of the defense and settlement of the action in accordance with Section 5.4; and (d) cooperate fully with us and our counsel in the defense of the action.

         SECTION 5.6  OUR RIGHT TO MODIFY THE INTELLECTUAL PROPERTY

         (a) If we deem it advisable to modify or discontinue the use of any of the Intellectual Property and/or use 1 or more additional or substitute names or marks, including due to the rejection of any pending registration or revocation of any existing registration of any of the Intellectual Property, due to the rights of senior users, due to our negligence or due to a radical change in direction of the System unilaterally caused or mandated by us, you are obligated to do so at your expense within 30 days of our request. We will only be liable to reimburse you for your reasonable direct printing and signage expenses in modifying or discontinuing the use of the Intellectual Property and substituting different Intellectual Property (these expenses will not include any expenditures made by you to promote the modified or substitute Intellectual Property).

         (b) If the modification or discontinuation of the use of any of the Intellectual Property is due to a continuing need to modernize the System, you will be liable for all expenses in substituting the modified or new Intellectual Property in your Healthy Bites Grill Franchise.

         SECTION 5.7  OUR RESERVATION OF RIGHTS

         You agree that the license of the Intellectual Property granted to you has limited exclusivity and that, in addition to our right to use and grant others the right to use the Intellectual Property outside the Protected Territory, all rights not expressly granted in this Agreement to you concerning the Intellectual Property or other matters are expressly reserved for us, including the right to:

         (a) Establish, develop, license or franchise other systems, different from the System licensed by this Agreement within or outside the Protected Territory, without offering or providing you any rights in, to, or under the other systems; and

         (b) Sell similar Healthy Bites Grill products and services authorized for the Healthy Bites Grill Franchise using our trademarks such as "Hip Pockets," Buffalo Burgers, and apple and key lime pies through dissimilar channels of distribution including supermarkets, grocery stores, mail order, Internet and institutional sales such as schools, hospitals, workplace cafeterias, etc., and under any terms that Healthy Bites Grill deems appropriate within or outside the Protected Territory, without offering or providing you the right to participate.

If we acquire a Competitive Business and units of the Competitive Business encroach upon your Protected Territory, we will have 1 year from the date of acquisition of the Competitive Business to sell the encroaching units without being in default under this Agreement.

         SECTION 5.8  OWNERSHIP; INUREMENT SOLELY TO US

         You agree that: (a) you have no ownership or other rights in the Intellectual Property, except as expressly granted in this Agreement; and (b) we are the owner or authorized licensor of the Intellectual Property. You agree that all good will associated with the Healthy Bites Grill Franchise inures directly and exclusively to our benefit and is our sole and exclusive property except through profit received from the operation or possible permitted sale of your Healthy Bites Grill Franchise during the Term. You will not in any manner prohibit, or do anything that would restrict, us or any existing or future franchisee of a business either similar or dissimilar to the Franchise Business from using the names or the Intellectual Property or from filing any trade name, assumed name or fictitious name registration with respect to any business to be conducted outside the Protected Territory or any business within the Protected Territory that is permitted by this Agreement. If you secure in any jurisdiction any rights to any of the Intellectual Property (or any other Intellectual Property) not expressly granted under this Agreement, you will immediately notify us and immediately assign to us all of your right, title and interest to the Intellectual Property (or any other Intellectual Property).

                        ARTICLE 6 - THE MANUALS AND OTHER
                            CONFIDENTIAL INFORMATION

         SECTION 6.1  IN GENERAL

         To protect our reputation and good will and to maintain uniform standards of operation under the Intellectual Property, you will conduct your Healthy Bites Grill Franchise in accordance with the Manuals. The Manuals are deemed an integral part of this Agreement with the same effect as if fully stated in this Agreement.

         SECTION 6.2  CONFIDENTIAL USE

         (a) You will treat and maintain the Confidential Information as our confidential trade secrets. The Manuals will be kept in a secure area within the Premises. You will strictly limit access to the Confidential Information to your employees, to the extent they have a "need to know" in order to perform their jobs. You will report the theft, loss or destruction of the Manuals immediately to us. Upon the theft, loss or destruction of the Manuals, we will loan to you a replacement copy at a fee of $200 for each Manual. A partial loss or failure to update any Manual is considered a complete loss.

         (b) You agree that, during and after the Term, you, your owners and employees will:

                  (i) Not use the Confidential Information in any other business or capacity, including any derivative or spin-off of the Healthy Bites Grill concept;

                  (ii) Maintain the absolute secrecy and confidentiality of the Confidential Information during and after the Term;

                  (iii) Not make unauthorized copies of any portion of the Confidential Information disclosed or recorded in written or other tangible form; and

                  (iv) Adopt and implement all procedures that we prescribe to prevent unauthorized use or disclosure of, or access to, the Confidential Information.

         (c) All persons whom you permit to have access to the Manuals or any other Confidential Information must first be required by you to sign our form of confidentiality agreement set forth in the Manuals.

         SECTION 6.3  PERIODIC REVISIONS

         We may change the contents of the Manuals. You will comply with each new or changed provision beginning on the 30th day (or any longer time as we specify) after our written notice. Revisions to the Manuals will be based on what we, in our sole discretion, deem is in the best interests of the System, our interest and the interest of our Franchisees, including to promote quality, enhance good will, increase efficiency, decrease administrative burdens, or improve profitability subject to the Capital Expenditure Limitation stated in
Section 4.21. You agree that because complete and detailed uniformity under many varying conditions may not be possible or practical, we reserve the right, in our sole discretion and as we may deem in the best interests of all concerned in any specific instance, to vary standards for any franchisee due to the peculiarities of the particular site or circumstances, density of population, business potential, population of trade area, existing business practices or any condition that we deem important to the successful operation of that franchisee's Healthy Bites Grill Franchise. You are not entitled to require us to grant to you a similar variation under this Agreement. You will ensure that your copy of the Manuals contains all updates you receive from us. In any dispute as to the contents of the Manuals, the terms contained in our master copy of each of the Manuals we maintain at our home office is controlling.

                             ARTICLE 7 - ADVERTISING

         Recognizing the value of advertising, and the importance of the standardization of advertising programs to the good will and public image of the System, the parties agree:

         SECTION 7.1  LOCAL ADVERTISING

         (a) You must spend during each month during the Term, beginning on the Opening Date, at least 3% of monthly Gross Revenues for Local Advertising. You must submit to us, not later than October 31 of each year, a local store marketing plan for the following year. We will approve, disapprove, or provide comments and suggestions to the marketing plan within 30 days of receipt. You will implement any changes to the proposed marketing plan requested by us.

         (b) You must submit to us for our approval, all materials to be used for Local Advertising, unless they have been approved before or they consist only of materials we provide. All materials containing the Intellectual Property must include the applicable designation - service mark sm, trademark (TM), registered (R) or copyright (C), or any other designation we specify. If you have not received the written approval of materials submitted, the materials are deemed disapproved. We may require you to withdraw and/or discontinue the use of any promotional materials or advertising, even if previously approved, if in our judgment, the materials or advertising may injure or be harmful to the System. We must make this requirement in writing, and you have 5 days after receipt of notice to withdraw and discontinue use of the materials or advertising, unless otherwise agreed in writing. The submission of advertising to us for our approval does not affect your right to determine the prices you sell your products or services.

         (c) Subject to any legal restrictions, you must include a sign (supplied by us) in a conspicuous place within the Premises as well as on all menus, containing substantially the following statement: "Healthy Bites Grill Franchise Opportunities Available." All responses must be immediately referred to us at (800) 575-4144 or any other number we designate and include our corporate address. You have no authority to act for us in franchise sales.

         (d) You must maintain a listing or listings in The Real Yellow Pages of the telephone directories servicing the location of the Healthy Bites Grill Franchise under the "Restaurants" section, in the form and size we specify in the Manuals or otherwise in writing.

         SECTION 7.2  GRAND OPENING ADVERTISING PROGRAM

         We will implement a grand opening advertising and promotional program for your Healthy Bites Grill Franchise sometime during the first 60 days after the opening of your Healthy Bites Grill Franchise using the Grand Opening Advertising Fee that will contain our standard opening activities and publicity, and advice and guidance with regard to staffing, decoration, and operation of your Healthy Bites Grill Franchise during the grand opening period.

         SECTION 7.3  REGIONAL COOPERATIVE ADVERTISING

         You agree that we have the right, in our discretion, to establish a regional advertising cooperative in any ADI. You will immediately upon our request become a member of the Cooperative for the ADI where some or all of the Protected Territory is located. Your Healthy Bites Grill Franchise is not required to be a member of more than 1 Cooperative. The Cooperative will be governed in the manner required by us. The Cooperative has the right to require each of its members to make contributions to the Cooperative, not to exceed 2% of that member's monthly Gross Revenues. All contributions to the Cooperative are credited against your Local Advertising requirement under Subsection 7.1(a). The following provisions apply to each Cooperative:

         (a) The Cooperative will be organized and governed in a form and manner, and will begin operation on a date, approved in advance by us in writing;

                  (i) The Cooperative will be organized for the exclusive purpose of administering advertising programs and developing, subject to our approval, standardized promotional materials for use by the members in Local Advertising in the Cooperative's ADI;

                  (ii) The Cooperative may adopt its own rules and procedures, but the rules or procedures must be approved by us and will not restrict nor expand your rights or obligations under this Agreement. Except as otherwise provided in this Agreement, and subject to our approval, any lawful action of the Cooperative at a meeting attended by 2/3s of the members, including assessments for Local Advertising, is binding upon you if approved by 2/3s of the members present, with each Healthy Bites Grill Franchise and Company Unit having 1 vote; however no franchisee (or controlled group of franchisees) has more than 25% of the vote in the Cooperative regardless of the number of Healthy Bites Grill Franchises you own;

                  (iii) No advertising or promotional plans or materials may be used by the Cooperative or furnished to its members without our written approval. All plans and materials must be submitted to us in accordance with the procedure stated in Section 7.1;

                  (iv) The Cooperative has the right to require its members to make a contribution to the Cooperative in any amount the Cooperative determines. This amount will be credited against your obligation for Local Advertising as provided by Section 7.1; but you are not required to contribute to the Cooperative in excess of 2% of your monthly Gross Revenues;

                  (v) Each member will submit to the Cooperative, no later than the 10th day of each month, for the preceding calendar month, his or her contribution as provided in Subsection 7.3(a)(iv), together with all other statements or reports required by us or by the Cooperative with our written approval;

                  (vi) If an impasse occurs owing to the inability or failure of the Cooperative members to resolve within 45 days any issue affecting the establishment or effective functioning of the Cooperative, the issue will, upon request of a member of the Cooperative, be submitted to the Independent Association of Healthy Bites Grill Franchisees (or us, if the association does not exist) for consideration and its resolution of the issue will be final and binding on all members of the Cooperative; and

                  (vii) The Cooperative will render quarterly reports to us of its advertising expenditures.

         (b) We, in our sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in the Cooperative, upon written request of the franchisee stating reasons supporting the exemption. Our decision concerning the request for exemption is final. If an exemption is granted to a franchisee, that franchisee must expend on Local Advertising the full amount provided in Section 7.1.

         SECTION 7.4  SPECIAL ADVERTISING EXPENDITURES

         If you fail to meet your requirements for Local Advertising during any period specified in this Agreement, upon our request and in addition to our rights and remedies for failure of you to make the proper expenditures, you will contribute the amount that you failed to spend on Local Advertising directly to the Marketing Fund.

         SECTION 7.5  MARKETING FUND

         (a) We have created a special fund called the "Healthy Bites Grill Marketing Fund" (the "Marketing Fund"), into which the Advertising Contributions are deposited for the general benefit of all Franchise Units and Company Units who contribute to the Marketing Fund.

         (b) We administer the Marketing Fund. The Marketing Fund is maintained and operated by us and used to meet the costs of conducting regional and/or national advertising and promotional activities (including the cost of advertising campaigns, test marketing, marketing surveys, public relations activities and marketing materials) we deem beneficial to the System. We are authorized to charge the Marketing Fund fees at reasonable market rates for advertising, marketing or promotional services actually provided by us, in lieu of engaging third party agencies to provide these services. We will use none of the funds to offer to sell, or sell, Healthy Bites Grill Franchises to prospective franchisees.

         (c) All expenditures are at our sole discretion. We may spend in any calendar year more or less than the total Advertising Contributions to the Marketing Fund in that year. We may borrow from us or other lenders on behalf of the Marketing Fund to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund.

         (d) You authorize us to act as your sole agent to enter into contracts with parties offering promotion, discount or other programs whereby you would receive rebates or marketing allowances ("Rebates") from handling items offered for sale by the parties. All Rebates will be paid to us and we will contribute them to the Marketing Fund. By signing this Agreement, you assign all of your right, title and interest in all Rebates to us, and authorize us to furnish any proof of purchase evidence as may be required in accordance with the contracts. All Rebates received by us from our Company-Units will also be contributed to the Marketing Fund.

         (e) We will retain our independent certified public accountants to prepare an annual audit of the Marketing Fund, at the expense of the Marketing Fund, and send a copy of the audit to you and all other Franchisees within 90 days after the end of each fiscal year.

         SECTION 7.6  CONTENT AND CONCEPTS

         (a) We retain sole discretion over all advertising, marketing and public relations programs and activities financed by the Marketing Fund, including the creative concepts, materials and endorsements used and the geographic market, media placement and allocation. You agree that the Marketing

Fund may be used to pay the costs of preparing and producing associated materials and programs as we determine, including video, audio and written advertising materials employing advertising agencies; sponsorship of sporting, charitable or similar events, administering regional and multi-regional advertising programs including purchasing direct mail and other media advertising, and employing advertising agencies to assist with marketing efforts; and supporting public relations, market research and other advertising, promotional and marketing activities.

         (b) You acknowledge that the Advertising Contributions are intended to maximize general public recognition of and the acceptance of the Intellectual Property for the benefit of the System as a whole. The MFC undertakes no obligation, in administering the Marketing Fund, to make expenditures for you that are equivalent or proportionate to your contribution, or to insure that any particular franchisee or Company Unit benefits directly or pro rata from advertising or promotion conducted with the Advertising Contributions.

         SECTION 7.7  TERMINATION OF EXPENDITURES

         We maintain the right to terminate the collection and disbursement of the Advertising Contributions and the Marketing Fund. Upon termination, we will disburse the remaining funds for the purposes authorized under this Agreement.

         SECTION 7.8  ADVERTISING CONTRIBUTIONS BY US

         Company Units are required to contribute to the Marketing Fund and any Cooperative on the same basis, as you are required to contribute.

                       ARTICLE 8 - ACCOUNTING AND RECORDS

         SECTION 8.1  RECORDS

         You will maintain complete and accurate records for the operations of your Healthy Bites Grill Franchise. Records must be segregated from all other records that do not concern your Healthy Bites Grill Franchise. You must preserve the records for at least 6 years from the dates of their preparation (including after the termination, transfer or expiration of this Agreement).

         SECTION 8.2  REPORTS AND STATEMENTS; CONFIDENTIALITY

         (a) WEEKLY REPORTS. You will submit to us by the 5th day of each succeeding week during the Term, in the form that we require, accurate records reflecting all Gross Revenues of the previous week and all other information we require. If you must collect and remit sales taxes, you must also supply to us copies of your sales tax returns.

         (b) ANNUAL FINANCIAL STATEMENTS. You must submit within 90 days of the end of your elected fiscal year: a balance sheet as of your fiscal year end, and annual statements of operations, owners' equity, and cash flows. These statements must be prepared in accordance with Generally Accepted Accounting Principles, but footnotes are not required. These statements must be accompanied by an Accountant's Compilation Report, prepared in accordance with Statements on


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Standards for Accounting and Review services, and signed by a CPA acceptable to
us. In addition, the financial statements must be signed by you or by your treasurer or chief financial officer attesting that the financial statements are true and correct and fairly present your financial position at and for the times indicated. You will also supply to us copies of your federal and state income tax returns at the time these returns are filed with the appropriate tax authorities. The financial statements and/or other periodic reports described above must be prepared to segregate the income and related expenses of your Healthy Bites Grill Franchise from those of any other business that you may conduct.

         (c) CONFIDENTIALITY. We agree to maintain the confidentiality of all financial information we obtain about your operations, and will not disclose this financial information to any third party who is not bound to maintain the confidentiality of the information; provided however, that: (i) we may use the information in preparing any earnings claims or other information required or permitted by federal or state franchise law; and (ii) we may prepare a composite list of financial performances by our franchisees for dissemination among the franchisees, identifying your Gross Revenues and advertising expenditures. This composite list will not include your identity nor will the information be presented in such a manner that your identity can be easily ascertained.

         SECTION 8.3  REVIEW AND AUDIT

         We and our representatives have the right at all reasonable times to examine and copy, at our expense, your records and inspect all cash control devices and systems and conduct a physical inventory. We have the right to access your P.O.S. System to determine, among other things, sales activity and Gross Revenues. We also have the right, at any time, to have an independent audit made of your records but no more frequently than 2 times a year, provided you are not in default. If an inspection reveals that any financial information reported to us (including Gross Revenues or payments owed to us) has been understated in any report to us, you must immediately pay to us, upon demand, the amount understated in addition to interest at the maximum rate permitted by law beginning from the time the required payment was due. If any inspection discloses an intentional understatement of 2% or more of Gross Revenues you must, in addition, reimburse us for the expenses for the inspection (including reasonable accounting and attorneys' fees and costs). In addition, we reserve the right to require that all your future year-end financial statements be audited by an independent certified public accountant reasonably acceptable to us at your expense. These remedies are in addition to any other remedies we have under this Agreement or under applicable law. If the audit discloses an overpayment in any amount you paid to us, we will promptly pay you the amount of the overpayment or offset the overpayment against any amounts owed to us.

         SECTION 8.4  YOUR NAME, ADDRESS AND TELEPHONE NUMBER

         Under federal and state franchise laws and other applicable laws, we are required to disclose your name, address and telephone number (home address and telephone number if you are no longer a franchisee) and you agree to the disclosure of your name, address and telephone number. You must notify us of any change in your name, address and telephone number within 10 days of the change.


                                       30
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You release us and our officers, directors, stockholders, agents and legal successors and assigns from all causes of action, suits, debts, covenants, agreements, damages, judgments, claims and demands, in law or in equity, that you ever had, now have, or that you later may have, from our disclosure of your name, address and telephone number.

                              ARTICLE 9 - INSURANCE

         SECTION 9.1  TYPES AND AMOUNTS OF COVERAGE

         You must obtain and maintain the following insurance, at your expense, as we require, in addition to any other insurance that may be required by applicable law, your landlord, lender or otherwise. All policies must be written by an insurance company reasonably satisfactory to us with a Best rating of "A" or better and include the types and amounts of insurance as stated in the Manuals. We may periodically adjust the amounts of coverage required under the insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances, if the changes are required throughout the System including any Company Units.

         SECTION 9.2  EVIDENCE OF INSURANCE

         At least: (i) 30 days before the date any construction is begun; (ii) 10 days from the Agreement Date if the Premises is constructed and presently owned or leased by you; or (iii) 10 days after a lease of the Premises is signed and you take occupancy, whichever is applicable, you must furnish to us a certificate of insurance issued by an approved insurance company showing compliance with these requirements and a paid receipt showing the policy number. The certificate of insurance must include a statement by the insurer that the policy will not be canceled, subject to nonrenewal or materially altered without at least 30 days' written notice to us. Copies of all insurance policies and proof of payment will be submitted promptly to us upon our request. You will send to us current certificates of insurance and copies of all insurance policies on an annual basis.

         SECTION 9.3  REQUIREMENTS FOR CONSTRUCTION AND RENOVATION

         For any construction, renovation, refurbishment, or remodeling of the Premises, you must require the general contractor to maintain with an approved insurer commercial general liability insurance (with comprehensive automobile liability coverage for both owned and non-owned vehicles, builder's risk, product liability, and independent contractor's coverage) for at least $1,000,000, with you and us as additional named insureds, as their interests may appear, together with workers' compensation and employer's liability insurance required by law.

         SECTION 9.4  OUR RIGHT TO PARTICIPATE IN CLAIMS PROCEDURE

         Our insurer or we have the right to participate in discussions with your insurance company or any claimant (with your insurance company) regarding any claim. You agree to adopt our reasonable recommendations to your insurance carrier regarding the settlement of any claims.

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

         SECTION 9.5  WAIVER OF SUBROGATION

         The parties agree that, for any loss that is covered by insurance then being carried by them, their respective insurance companies have no right of subrogation against the other.

         SECTION 9.6  EFFECT OF OUR INSURANCE

         Your obligation to maintain the policies in the amounts required is not limited by reason of any insurance we maintain, nor will our performance of your obligations relieve you of liability under the indemnity provisions in this Agreement.

         SECTION 9.7  FAILURE TO MAINTAIN INSURANCE

         If either party fails to maintain the insurance required by this Agreement, the other party has the right and authority (without any obligation to do so) immediately to procure the insurance and to charge the cost of the insurance to the party obligated to maintain the insurance, plus interest at the maximum rate permitted by law, these charges, together with a reasonable fee for the party's expenses in so acting, the other party agrees to pay immediately upon notice.

         SECTION 9.8  GROUP INSURANCE

         If we make available to you insurance coverage through group or master policies we arrange including property and casualty, workers' compensation, liability and health, life and disability insurance, you may participate, at your expense, in this group insurance program.

     ARTICLE 10 - INDEPENDENT ASSOCIATION OF HEALTHY BITES GRILL FRANCHISEES

         SECTION 10.1  YOUR RIGHT TO JOIN THE INDEPENDENT ASSOCIATION
                           OF HEALTHY BITES GRILL FRANCHISEES

         We recognize your right and the other franchisees' right to freely associate. You and the other franchisees have the right to create an independent franchise association to be known as the "Independent Association of Healthy Bites Grill Franchisees" (the "Franchisee Association"). The decision to join the Franchisee Association is solely your decision.

         SECTION 10.2  OUR DEALINGS WITH THE FRANCHISEE ASSOCIATION.

         Once at least 10 franchisees, representing at least 51% of the total franchisees within the System, are members of the Franchisee Association, we will recognize the Franchisee Association as the official body representing the franchisees as a group. Any material changes to the renewal form of this Agreement must be collectively negotiated with the Franchisee Association with both parties agreeing to negotiate in good faith.

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

                        ARTICLE 11 - TRANSFER OF INTEREST

         SECTION 11.1 TRANSFER BY US

         We have the right to assign this Agreement to any person without your consent provided the transfer is part of a merger or sale of the entire System and the transferee has sufficient business experience, aptitude and financial resources to competently assume our obligations under this Agreement.

         SECTION 11.2 TRANSFER BY YOU

         (a) PERSONAL RIGHTS. You agree that, unless otherwise expressly permitted by this ARTICLE, you will not sell, assign, transfer, convey or give voluntarily, involuntarily, directly or indirectly, by operation of law or otherwise (collectively "transfer") any direct or indirect interest in this Agreement, the Franchisee, or a major portion of the Business Assets without our written consent. Any sale of all or a substantial portion of the assets must include an assignment and assumption of this Agreement. However, our written consent is not required for: (i) a transfer of less than a 5% interest in a publicly held corporation; or (ii) a transfer of all or any part of any interest in you to one of your other original shareholders or partners. A transfer of 50% or more of the voting or ownership interests in your corporation, partnership or limited liability company, individually or in the aggregate, directly or indirectly, is, for all purposes of this Agreement, considered a transfer of an interest in this Agreement by you. Any purported transfer by you, by operation of law or otherwise in violation of this Agreement, is void and is an Event of Default on your part.

         (b) TRANSFER TO YOUR CORPORATION. This Agreement may be assigned to a corporation where you own a majority of the issued and outstanding capital stock if:

                  (i) You or a Manager approved by us actively manages the corporation and continues to devote his or her best efforts and full and exclusive time to the day-to-day operation of your Healthy Bites Grill Franchise. You must advise us of the name of the Manager and the Manager must meet our standards including training;

                  (ii) The corporation cannot use the trade name "Healthy Bites Grill" in any derivative or form in the corporate name;

                  (iii) An authorized officer of the corporation signs a document in a form we approve, agreeing to become a party bound by all the provisions of this Agreement; and

                  (iv) All stock certificates representing shares bear a legend that they are subject to this Agreement.

You understand that, if you transfer this Agreement to your corporation, you remain personally liable for all the monetary and non-monetary obligations under this Agreement.

         (c) NO SUBFRANCHISING RIGHTS. You have no right to grant a subfranchise.

         (d) NO ENCUMBRANCE OF FRANCHISE RIGHT AND CONTROLLING INTEREST. While you may encumber the assets comprising your Franchise Business subject to
Section 3.6, you may not encumber your interest in this Agreement nor encumber a controlling interest in a business entity if this Agreement is assigned to a business entity. You agree that your rights under this Agreement and any voting or ownership interest of more than 50% in you (or any Franchise Owner) may not be pledged, mortgaged, hypothecated, given as security for an obligation or in any manner encumbered. Any attempted encumbrance is void and is an Event of Default on your part.

         (e) "FOR SALE" RESTRICTIONS. You will not permit to be placed upon the Premises a "Business For Sale" or "For Sale" sign, or any sign of a similar nature or purpose, nor in any manner use the Intellectual Property to advertise the sale of your Healthy Bites Grill Franchise or the sale or lease of the Premises. These prohibitions apply to any activities under a listing agreement that you may enter into with a real estate or business broker.

         (f) PERMITTED TRANSFER. We will consent to a transfer of this Agreement if the following requirements are satisfied or waived by us in our sole discretion:

                  (i) We have not exercised our right of first purchase as provided in Section 11.5;

                  (ii) You are not in default of any term of this Agreement or any other agreement between you and us or our Affiliates;

                  (iii) The transferee interviews at our principal office without expense to us and demonstrates to our reasonable satisfaction that the transferee has the business and personal skills, reputation and financial capacity we require;

                  (iv) The transferee satisfactorily completes our application procedures for new franchisees;

                  (v) The transferee demonstrates to our reasonable satisfaction that he or she has properly assumed your obligations under this Agreement and will be able to comply with all of his or her obligations to the Healthy Bites Grill Franchise, including an assumption of the lease, if the Premises is leased. You will remain liable for all obligations to us under this Agreement before the effective date of the transfer and will sign all instruments we reasonably request to evidence these liabilities;

                  (vi) At the transferee's expense, the transferee or transferee's Manager completes Initial Training then in effect for new franchisees upon all terms as we reasonably require; and

                  (vii) You will reimburse us for our direct out-of-pocket costs in approving the transfer and in training the transferee. If the transferee is a wholly owned corporation, spouse or child of the transferor, or another Franchisee within the System, no transfer fee will be charged.

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

           No disapproval of the transferee for failure to satisfy the transfer conditions described in this Subsection, or of any other condition to transfer stated in this Agreement that causes any liability of us to the transferee.

         Our consent to a transfer is not a waiver of any claims we may have against you, nor is it a waiver of our right to demand the transferee's exact compliance with this Agreement. No transfer (even if we approve) relieves you of liability for your conduct before the transfer, including conduct in breach of this Agreement.

         SECTION 11.3  TRANSFER UPON DIVORCE OR PARTNERSHIP DISSOLUTION

         If this Agreement is in the name of two persons who are husband and wife or two or more persons who are partners as franchisees, this Section describes the policies to be applied upon divorce or dissolution of the partnership. During the period when a divorce or partnership dissolution action is pending, you must adopt one of the following methods of operation:

         (a) If one of the parties is willing to relinquish his or her right and interest in the Franchise, thereby leaving his or her spouse or partner(s) to carry on the Franchise Business, he or she may do so by assigning the interest to the spouse or to his or her partner(s) provided the remaining spouse or partner has successfully completed Initial Training.

         (b) If the parties to a divorce or dissolution action agree that, despite their difficulties, they can continue to operate the Franchise Business jointly on a "business-as-usual" basis during the proceeding, they may do so.

         (c) If the parties in a divorce action or in a partnership dissolution are not agreeable to operate under alternates (a) or (b) then they must make arrangements to have their Franchise Business operated by a third party as a Manager until the divorce or dissolution has been completed. The Manager must be approved by us and have satisfactorily completed Initial Training.

         (d) Divorcing parties may, after a final order or judgment, continue to operate their Franchise Business in the form of a partnership or other business entity even though they are no longer husband and wife. In such a case, however, they must enter a formal agreement, which defines their respective rights and obligations, file a signed copy with us, assign this Agreement to the new entity, and comply with all other requirements for establishing the Franchise Business as a partnership or other business entity.

         SECTION 11.4  TRANSFER UPON DEATH OR DISABILITY

         (a) If any Franchise Owner becomes disabled from any cause and is unable to perform his or her obligations under this Agreement for a continuous period in excess of 3 consecutive months, or on the death of the Franchise


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

Owner, you (or your legal representative) will within 30 days after the 3 months of disability or death, provide and maintain a replacement satisfactory to us to perform the obligations. If a replacement is not provided or maintained as required, we may hire and maintain your replacement. You will compensate the replacement for his or her services at the rate we establish in our reasonable discretion. For all purposes of this Agreement, any period of disability that is interrupted by a return to active work and proper performance of duties under this Agreement for 14 days or more is deemed continuous.

         (b) If: (i) any individual who holds a 50% or greater voting or ownership interest in the Franchisee (or in any Franchise Owner); or (ii) you die during the Term, your interests in the Franchisee (or in any Franchise Owner) or in this Agreement are required to be transferred within 12 months of the death to an approved transferee in accordance with the terms of this ARTICLE.

         SECTION 11.5  OUR RIGHT OF FIRST PURCHASE

         (a) If during the Term you or any person who owns at least a 50% ownership or voting interest in a corporation or other entity that owns your Healthy Bites Grill Franchise (or in any entity with an ownership interest in a corporation or other entity that owns your Healthy Bites Grill Franchise) desire to sell your Healthy Bites Grill Franchise, (whether as a sale of assets or a sale of stock or other equity interests), you must first approach us with a specific price and terms and offer us the opportunity to purchase your Healthy Bites Grill Franchise. We have 30 days to accept or reject your offer at the designated price. If we reject your offer and you and we cannot otherwise reach agreement within the 30-day period, you then have the right to list the Healthy Bites Grill Franchise and offer it for sale to third parties (either in or outside the System) at or above the designated price and on terms no less favorable than offered to us, for a period of 120 days, with a closing to take place within 60 days after the date of the purchase agreement. If a third party purchases your Healthy Bites Grill Franchise at a price or terms equal or more favorable (higher) to you than offered to and rejected by us; the sale can proceed, provided you and the third party comply with the terms of Subsection 11.2(f).

         (b) If you decide within the 120-day period to offer your Healthy Bites Grill Franchise or accept an offer from a third party (the "Offeror") at a lower price and/or terms less favorable to you (the "Offer") than offered to and rejected by us, you must then give us a right of first refusal.

         (c) If we give notice of acceptance of the Offer, then you will sell the Healthy Bites Grill Franchise to us and we will purchase the Healthy Bites Grill Franchise for the consideration and upon the terms stated in the Offer. Our creditworthiness is deemed at least equal to the creditworthiness of any proposed purchaser. If we are, or our Affiliate is, a public company at that time having shares traded on a national securities exchange, the Offeror must accept a quantity of stock at our then-current value or our, or our Affiliate's, registered shares in lieu of cash or Unique Consideration.

         (d) If an independent third party's written Offer (and the Offeror's corresponding offer to us) provides for the purchaser's payment of a Unique Consideration that is of a nature that cannot reasonably be duplicated by us, we may, in our notice of exercise, in lieu of the Unique Consideration, substitute cash or stock (if a public company with registered shares) consideration determined by mutual agreement of you and us within 45 days after the Offer is made or, failing agreement, by an independent appraiser selected by us.

         (e) If the proposed sale includes assets of the Offeror that are not part of the operation of the Healthy Bites Grill Franchise, we may, at our option, elect to purchase only the assets that are part of the operation of the Healthy Bites Grill Franchise and an equitable purchase price will be determined in our reasonable discretion and allocated to each asset included in the sale.

         (f) We will purchase your Healthy Bites Grill Franchise subject to all customary warranties given by a seller of the assets of a business or voting stock of a corporation, as applicable, including warranties as to ownership, condition and title to the shares and/or assets, liens and encumbrances on the shares and/or assets, validity of contracts and liabilities of the corporation whose stock is purchased and affecting the assets, contingent or otherwise.

         (g) Unless otherwise agreed by you and us, the closing of the purchase of your Healthy Bites Grill Franchise will be held at our then principal office or other location designated by us, no later than the 60th day after the Offer is delivered to us. The closing of any purchase where a cash or stock consideration is determined in accordance with Subsection 11.5(d) will be held on the 15th day after the cash or stock consideration is finally determined. At any closing, the Offeror must deliver to us an assignment and other documents reasonably requested by us representing a transfer of ownership of your Healthy Bites Grill Franchise free and clear of all liens, claims, pledges, options, restrictions, charges and encumbrances, in proper form for transfer and with evidence of payment by the Offeror of all applicable transfer taxes. We will simultaneously make payment of any cash consideration for your Healthy Bites Grill Franchise by a cashier's check drawn on a bank or thrift doing business in the county of our principal place of business or payment by the issuance of our or our Affiliate's registered shares, after set off against the amount due to the Offeror for all amounts you owe us, if any. The remaining terms of the purchase and sale will be stated in the Offer.

         (h) If we do not accept the Offer, you are free, for 90 days after we have elected not to exercise our option, to sell your Healthy Bites Grill Franchise to the prospective purchaser for the consideration and upon the terms stated in the prospective purchaser written Offer, subject to full compliance with all terms of transfer required under this Agreement, including those in
Section 11.2. Before any sale of the shares to a prospective purchaser, there must be delivered by the prospective purchaser an acknowledgment that the shares purchased by the prospective purchaser is subject to the terms of this Agreement and that the prospective purchaser agrees to be bound to the terms of this Section on transferring the shares, in the same manner as the Offeror. If you do not sell your Healthy Bites Grill Franchise within the 90-day period, then any transfer by you of your Healthy Bites Grill Franchise is again subject to the restrictions stated in this Agreement.

         (i) If a proposed transferee is to a corporation wholly owned by you or to your spouse or child, we will not have any right of first purchase.

         (j) All transferees are subject to all of the restrictions on transfer of ownership imposed on you under this Agreement.

                      ARTICLE 12 - DEFAULT AND TERMINATION

         SECTION 12.1  TERMINATION BY YOU

         If you have substantially complied with this Agreement and we materially breach this Agreement, you have the right to terminate this Agreement if we do not cure the breach within 30 days after we receive a written notice of default from you. However, if the breach cannot reasonably be cured within 30 days, you have the right to terminate this Agreement if, after our receipt of a written notice of default from you, we do not within 30 days undertake and continue efforts to cure the breach until completion. You may also terminate this Agreement upon the mutual written agreement with us. Any termination of this Agreement by you other than as stated above, is a wrongful termination by you.

         SECTION 12.2  TERMINATION BY US - WITHOUT NOTICE

         (a) Subject to applicable law, this Agreement automatically terminates without notice to you or your having an opportunity to cure on the date of the occurrence of any of the following Events of Default: if you damage the Healthy Bites Grill System through violation of federal, state or local environmental laws; if you make a general assignment for the benefit of creditors; a petition in bankruptcy is filed by you or a petition is filed against or consented to by you and the petition is not dismissed within 45 days; you are adjudicated as bankrupt; a bill in equity or other proceeding for the appointment of your receiver or other custodian for your business or assets is filed and consented to you; a receiver or other custodian (permanent or temporary) of your business or assets is appointed by any court of competent jurisdiction; proceedings for a composition with creditors under federal or any state law is begun by or against you; a final judgment in excess of $25,000 remains unsatisfied or of record for 30 days or longer (unless a supersedeas bond is filed); execution is levied against your operation or property, or suit to foreclose any lien or mortgage against the Premises or your assets is begun against you and not dismissed within 45 days; or a substantial portion of your real or personal property used in your Healthy Bites Grill Franchise is sold after levy by any sheriff, marshal or constable.

         (b) You will notify us within 3 days of the occurrence of any of the events described in Subsection 12.2(a).

         SECTION 12.3  TERMINATION BY US - AFTER NOTICE

         We may, at our option, terminate all rights granted to you under this Agreement, without affording you any opportunity to cure the default, effective immediately upon notice to you, upon the occurrence of any of the following Events of Default:

         (a) If you cease to do business at the Premises for more than 14 days in any calendar year or for more than 7 consecutive days, or lose the right to possession of the Premises after the expiration of all redemption periods and have not satisfied the provisions of Section 1.4, if applicable, or otherwise forfeit the right to do or transact business in the jurisdiction where your Healthy Bites Grill Franchise is located;

         (b) If a serious or imminent threat or danger to public health or safety results from the construction, maintenance or operation of your Healthy Bites Grill Franchise and the threat or danger remains uncorrected for 5 days after your receipt of written notice from a governmental authority or us. If a cure cannot be reasonably completed in this time, then all reasonable steps to cure must begin within this time, but a cure must be completed promptly within 30 days after receipt of written notice;

         (c) If you fail or refuse to comply with any mandatory specification, standard or operating procedure required by us in this Agreement, in the Manuals or otherwise in writing, on the cleanliness or sanitation of your Healthy Bites Grill Franchise or violates any health, safety, or sanitation law, ordinance, or regulation and does not correct the failure or refusal within 3 days after written notice from us or a governmental authority. If a cure cannot be reasonably completed in this time, then all reasonable steps to cure must begin within this time, but a cure must be completed within 30 days after receipt of written notice;

         (d) If you, or your officer, director, owner or managerial employee are convicted of a felony, a crime of moral turpitude or any other crime or offense that we reasonably believe is likely to have a material adverse effect on the System, the Intellectual Property, the good will associated with the Intellectual Property, or our interest in any of the Intellectual Property, unless you immediately and legally terminate the individual as your officer, director, owner and employee;

         (e) If you deny us the right to inspect your Healthy Bites Grill Franchise or to audit your records;

         (f) If you engage in conduct that is deleterious to or reflects unfavorably on you or the System in that the conduct exhibits a reckless disregard for the physical or mental well being of employees, customers, our representatives or the public at large, including battery, assault, sexual harassment or discrimination, racial harassment or discrimination, alcohol or drug abuse or other forms of threatening, outrageous or unacceptable behavior as determined in our sole discretion;

         (g) If you, contrary to this Agreement, purport to encumber or transfer any rights or obligations under this Agreement (including transfers of any interest in a corporation or other entity which owns your Healthy Bites Grill Franchise), without our written consent;

         (h) If any breach occurs under Sections 6.2 or 14.1 concerning confidentiality and non-competition covenants;

         (i) If you knowingly maintain false records, or knowingly submit any false reports to us; or

         (j) If you misuse or make any unauthorized use of the Intellectual Property or otherwise materially impairs the good will associated with the Intellectual Property or our rights in the Intellectual Property.

         SECTION 12.4  TERMINATION BY US - AFTER NOTICE AND RIGHT TO CURE

         Except as otherwise provided above, you have 30 days after delivery from us of a written Notice of Default specifying the nature of the default to remedy any default and provide evidence of cure satisfactory to us. If any default is not cured within that time, or any longer time as applicable law may require, an Event of Default has occurred by you and all your rights under this Agreement terminate without additional notice to you effective immediately upon the expiration of the 30 days or any longer time as applicable law may require. In addition to the Events of Default specified in Sections 12.2 and 12.3, an Event of Default by you occurs if you fail to comply with any of the requirements imposed by this Agreement, as it may be revised or supplemented by the Manuals, or to carry out this Agreement in good faith. You have the burden of proving that you properly and timely cured any default, to the extent a cure is permitted under this Agreement.

                 ARTICLE 13 - YOUR OBLIGATIONS UPON TERMINATION
                      DUE TO YOUR DEFAULT OR ON NONRENEWAL

         Upon the termination of this Agreement due to your default or upon expiration and nonrenewal of the Agreement, the Sections of this ARTICLE apply to the rights and obligations of the parties.

         SECTION 13.1  CEASE OPERATIONS

         You will immediately cease to operate your Healthy Bites Grill Franchise. You will not, directly or indirectly, use any of the Intellectual Property nor represent yourself as a present or former franchisee of us or in any other way affiliate yourself with the System. You will immediately cease using all stationery, signage and other materials containing the Intellectual Property. You will also immediately cease using all telephone numbers for the Healthy Bites Grill Franchise used at any time before termination or expiration, and empower us to take whatever actions are necessary to comply with this Section. You must cease using the URL and Internet addresses used for your business and immediately cause the URL and Internet addresses to be transferred to us.

         SECTION 13.2  PAYMENT OF OUTSTANDING AMOUNTS

         We may retain all fees paid under this Agreement except for refunds expressly required in this Agreement. In addition, within 10 days after the effective date of the termination or any later dates as we determine that amounts are due to us, you must pay to us all Royalty Fees, Advertising Contributions, amounts owed for products or services you purchased from us or our Affiliates, and all other amounts owed to us, our Affiliates and your other creditors that are then unpaid.

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

         SECTION 13.3  DISCONTINUANCE OF USE OF TRADE NAME

         You will cancel any fictitious, trade or assumed name registration that contains our trademark, trade name or service mark or colorable imitation of our trademark, trade name or service mark. You will furnish us with evidence of compliance with this obligation to cancel the registration within 30 days after termination or expiration of this Agreement. If you fail to cancel, you appoint us as your attorney-in-fact to do so.

         SECTION 13.4  OUR OPTION TO PURCHASE YOUR HEALTHY BITES GRILL FRANCHISE

         (a) We have the option, exercisable by giving written notice within 30 days from the date of termination, to purchase from you all the assets used in your Healthy Bites Grill Franchise. As used in this Section, "assets" means leasehold improvements, equipment, vehicles, furnishings, fixtures, signs, inventory (non-perishable products, materials and supplies) and the lease or sublease for the Premises. We have the unrestricted right to assign this option to purchase. We or our assignee are entitled to all customary warranties given by a seller of a business, including: (i) ownership, condition and title to the assets; (ii) the absence of liens and encumbrances on the assets; and (iii) validity of contracts and liabilities, inuring to us or affecting the assets, contingent or otherwise. The purchase price for the assets of your Healthy Bites Grill Franchise is their fair market value, determined as of the effective date of purchase in a manner consistent with reasonable depreciation of your leasehold improvements and the equipment, vehicles, furnishings, fixtures, signs and inventory of your Healthy Bites Grill Franchise. The purchase price will take into account the termination of the Healthy Bites Grill Franchise granted under this Agreement and will not contain any factor or increment for any trademark, service mark or other commercial symbol used in the operation of your Healthy Bites Grill Franchise.

         (b) If the parties cannot agree on the fair market value of the assets within 30 days after your receipt of our notice exercising our option, the fair market value will be determined by an independent appraiser the parties selected. If they are unable to agree on an independent appraiser within 10 days after expiration of the 30-day period, the parties will each select one independent appraiser, who will select a third independent appraiser (the "Third Appraiser"), and the fair market value will be the value determined by the Third Appraiser. If either party fails to select an appraiser and give notice to the other of the identity of the appraiser within the 10-day period, the appraiser selected by the other party will select the Third Appraiser. The Third Appraiser will be given full access to your Healthy Bites Grill Franchise, the Premises and your records during customary business hours to conduct the appraisal and must value the leasehold improvements, equipment, furnishings, fixtures, signs and inventory in accordance with the standards of this Section. The Third Appraiser's costs will be paid equally by the parties.

         (c) The purchase price will be paid in cash equivalent, or our marketable securities or the marketable securities of an Affiliate of equivalent value at the closing of the purchase, which will take place no later than 90 days after your receipt of notice of exercise of the option to purchase. At the closing, you will deliver instruments transferring to us or our assignee: (i) good and merchantable title to the assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us or


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

our assignee), with all your sales and other transfer taxes paid; (ii) all licenses and permits of your Healthy Bites Grill Franchise that may be assigned or transferred; and (iii) the lease or sublease for the Premises. If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, the closing of the sale will be accomplished through an escrow. The parties will comply with all applicable legal requirements, including the bulk sales provisions of the Uniform Commercial Code of the state where your Healthy Bites Grill Franchise is located, if any, and the bulk sales provisions of any applicable tax laws and regulations. You will, before or simultaneously with the closing of the purchase, pay all tax liabilities incurred in the operation of your Healthy Bites Grill Franchise. We have the right to set off against and reduce the purchase price by all amounts you owe to us, and the amount of any encumbrances or liens against the assets or any obligations we assume.

         (d) If our assignee or we exercise the option to purchase, pending the closing of the purchase, we have the right to appoint a manager to maintain the operation of your Healthy Bites Grill Franchise under Section 2.14. Alternatively, we may require you to close your Healthy Bites Grill Franchise during this time period without removing any assets. You will maintain in force all insurance policies required in this Agreement until the date of closing. If the Premises is leased, we agree to use reasonable efforts to effect a termination of the existing lease for the Premises and enter into a new lease on reasonable terms with the landlord. If we are unable to enter into a new lease and your rights under the existing lease are assigned to us or we sublease the Premises from you, we indemnify you from any ongoing liability under the lease that occurs after the date we assume possession of the Premises. If you own the Premises, upon purchase of the assets, you, at your option, may enter into a new lease with us under a standard lease on terms comparable to those for similar commercial properties in the area that are then being leased, for a term of at least 10 years and for a rental equal to the fair market rental value of the Premises. If the parties cannot agree on the fair market rental value of the Premises, then the rental value will be determined by the Appraiser (selected in the manner described above).

         SECTION 13.5  DISTINGUISHING OPERATIONS

         (a) If we do not exercise our option under Section 13.4 and you desire to remain in possession of the Premises and operate a noncompetitive business, you must make all modifications or alterations to the Premises immediately upon termination of this Agreement as necessary to distinguish the appearance of the Premises from that of other Healthy Bites Grill Franchisees operating under the System. You will make all specific additional changes to the Premises as we reasonably request for that purpose including a change of use of the Premises. You agree to refrain from taking any direct or indirect action to reduce the good will of your customers or potential customers toward us, our franchisees or any other aspect of the System.

         (b) You must remove immediately all identifying architectural superstructure and signage on or about the Premises bearing the name or logos of Healthy Bites Grill (or any name or logo similar to Healthy Bites Grill), in the manner we specify. You will hold all property belonging to us for delivery to us, at our expense, upon request. Any signage that you are unable to remove within 1 Business Day of the termination of this Agreement must be completely covered by you until the time of its removal. If you fail or refuse to comply with this obligation, we have the right to enter upon the Premises, without being guilty of trespass or any other tort for the purpose of removing the signage and storing it at another location, at a reasonable expense (for signage not owned by us) payable by you on demand.

         (c) Until all modifications and alterations required by this Section are completed, you must: (i) maintain a conspicuous sign at the Premises in a form specified by us stating that your business is no longer associated with our System; and (ii) advise all customers or prospective customers telephoning your business that the business is no longer associated with our System.

         (d) If you fail or refuse to comply with the requirements of this Section, we have the right to enter upon the Premises for the purpose of making or causing to be made, all changes as may be required, at a reasonable expense (this expense you must pay upon demand) and at your sole risk and expense, without responsibility for any actual or consequential damages to your property or others, and without liability for trespass or other tort or criminal act. You agree that your failure to make these alterations will cause irreparable injury to us.

         SECTION 13.6  UNFAIR COMPETITION

         You agree, if you continue to operate or later begin to operate any other business, not to use any reproduction or colorable imitation of the Intellectual Property, Trade Dress, methods of operation or undertake any other conduct either in any other business or the promotion of any other business, that is likely to cause confusion, mistake or deception, or that is likely to dilute our rights in and to the Intellectual Property. In addition, you agree not to utilize any designation of origin or description or representation that falsely suggests or represents an association or connection with us, or any of our Affiliates. This Section does not relieve, directly or indirectly, your obligations under ARTICLE 14.

         SECTION 13.7  RETURN OF MATERIALS

         You will immediately deliver to us all tangible Intellectual Property in your possession or control, and all copies and any other forms of reproductions of these materials. You agree that all these materials are our exclusive property.

         SECTION 13.8 OUR PURCHASE RIGHTS OF ITEMS BEARING INTELLECTUAL PROPERTY

         Even if we do not exercise our option under Section 13.4, we have the option (but not the obligation) to exercise by notice of intent to do so within 30 days after termination to purchase any items bearing the Intellectual Property owned by you including signs, advertising materials, supplies, inventory or other items at a price equal to the lesser of your cost or fair market value. If the parties cannot agree on fair market value within a reasonable time, we will designate an independent appraiser whose cost will be paid equally by the parties, and the appraiser's determination will be binding. The fair market value of tangible assets will be determined without reference to good will, going concern value, or other intangible assets. If we elect to exercise our option to purchase, we will have the right to set off all amounts due from you under this Agreement, and 1/2 the cost of the appraisal, if any, against any payment to you. If you fail to sign and deliver the necessary documents to transfer good title to your assets to us or our nominee, we are entitled to apply to any court of competent jurisdiction for a mandatory injunction to compel you to comply with the rights granted in this Agreement. All expenses, including our reasonable attorneys' fees, you will pay to us and may be credited by us to the agreed purchase price.

         SECTION 13.9  LIQUIDATED DAMAGES FOR PREMATURE TERMINATION

         If termination is the result of your default, you will pay to us a lump sum payment (as liquidated damages for causing the premature termination of this Agreement and not as a penalty) equal to the total of all Royalty Fees for: (i) the 36 calendar months of operation of your Healthy Bites Grill Franchise preceding your default; (ii) the period of time your Healthy Bites Grill Franchise has been in operation preceding the notice, if less than 36 calendar months, projected on a 36-calendar month basis; or (iii) any shorter period as equals the unexpired Term at the time of termination. The parties agree that a precise calculation of the full extent of the damages that we will incur on termination of this Agreement as a result of your default is difficult and the parties desire certainty in this matter in the extreme, and agree that the lump sum payment provided under this Section is reasonable in light of the damages for premature termination that we will incur in this event. This payment is not exclusive of any other remedies that we have including attorney's fees and costs.

                     ARTICLE 14 - YOUR INDEPENDENT COVENANTS

         SECTION 14.1  DIVERSION OF BUSINESS; COMPETITION AND
                           INTERFERENCE WITH US.

(A) COVENANT NOT TO COMPETE. You agree that we would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among the franchisees within the System if franchisees were permitted to hold interests in any Competitive Business.

                  (i) IN-TERM. You covenant that during the Term, except as we otherwise approve in writing, you will not, directly or indirectly:

                           A. Solicit or otherwise attempt to induce, by
                  combining or conspiring with, or attempting to do so, or in any other manner influence any Business Associate to terminate or modify his, her or its business relationship with us or to compete against us;

                           B. As owner, officer, director, employee, agent,
                  lender, broker, consultant, franchisee or in any other capacity be connected with the ownership, management, operation, control or conduct of a Competitive Business (this restriction will not apply to a 5% or less beneficial interest in a publicly-held corporation); or

                           C. Interfere with, disturb, disrupt, decrease or
                  otherwise jeopardize our business or the business of any of our franchisees.

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

                  (ii) POST-TERM. You also covenant that, for 24 months after the termination of this Agreement due to your default, for 24 months after the expiration and non-renewal of this Agreement, or for 24 months after you transfer your Healthy Bites Grill Franchise, except as we otherwise approve in writing, you will not, directly or indirectly:

                           A. Solicit or otherwise attempt to induce, by
                  combining or conspiring with, or attempting to do so, or in any other manner influence any Business Associate to terminate or modify his, her or its business relationship with us or to compete against us;

                           B As owner, officer, director, employee, agent,
                  lender, broker, consultant, franchisee or in any other capacity be connected with the ownership, management, operation, control or conduct of a Competitive Business within the Protected Territory 10 miles of the Premises or within 10 miles of any Healthy Bites Grill Franchise or Company-Owned Unit then in operation; or

                           C. Interfere with, disturb, disrupt, decrease or
                  otherwise jeopardize our business or the business of any of our franchisees.

If you violate this Subsection and compete with us, we have the right to require that all sales made by the Competitive Business be reported to us. You will also pay to us, on demand, a weekly fee of $1,000 without being deemed to revive or modify this Agreement. These payments are liquidated damages to compensate us for our damages from your violation of the covenant not to compete and are not a penalty.

         (b) REASONABLENESS OF COVENANT. You agree that the length of the term and geographical restrictions contained in this Section are fair and reasonable and not the result of overreaching, duress or coercion of any kind. You agree that your full, uninhibited and faithful observance of each of the covenants in this Section will not cause any undue hardship, financial or otherwise, and that enforcement of each of the covenants in this Section will not impair your ability to obtain employment commensurate with your abilities and on terms fully acceptable to you or otherwise to obtain income required for the comfortable support of yourself and your family, and the satisfaction of your creditors. You agree that your special knowledge of the business of a Healthy Bites Grill Franchise (and anyone acquiring this knowledge through you) would cause us and our franchisees serious injury and loss if you (or anyone acquiring this knowledge through you) were to use this knowledge to the benefit of a competitor or were to compete with us or any of our other franchisees.

         (c) COURT MODIFICATION. If any court finally holds that the time or territory or any other provision in this Section is an unreasonable restriction upon you, you agree that the provisions of this Agreement are not rendered void, but apply as to time and territory or to any other extent as the court may judicially determine or indicate is a reasonable restriction under the circumstances involved.

         SECTION 14.2  INDEPENDENT COVENANTS; THIRD PARTY BENEFICIARIES

         (a) INDEPENDENT COVENANTS. The parties agree that the covenants in this ARTICLE are independent of any other provision of this Agreement. You agree that the existence of any claim you may have against us or any of our Affiliates, regardless of whether the claim is brought under this Agreement, is not a defense to our enforcement of these covenants.

         (b) THIRD PARTY BENEFICIARIES. The parties agree that all other franchisees are third party beneficiaries of the terms of Section 14.1 and have the right to separately enforce these covenants at their expense, if we are unwilling or unable to enforce these covenants.

             ARTICLE 15 - INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         SECTION 15.1  INDEPENDENT STATUS

         You are an independent contractor and unless expressly provided to the contrary, nothing in this Agreement is intended to designate either party an agent, legal representative, subsidiary, joint venturer, partner, employee, affiliate or servant of the other party for any purpose. The parties agree that nothing in this Agreement authorizes either party to make any agreement, warranty or representation for the other party, nor to incur any debt or other obligation in the other party's name. You will take all affirmative action as we request to indicate that you are an independent contractor, including placing and maintaining a plaque in a conspicuous place within the Premises and a notice on all stationery, business cards, sales literature, contracts and similar documents that states that your Healthy Bites Grill Franchise is independently owned and operated by you. The content of any plaque and notice is subject to our written approval.

         SECTION 15.2  INDEMNIFICATION

         You are responsible for all losses or damages from contractual liabilities to third persons from the possession, ownership and operation of your Healthy Bites Grill Franchise and for all claims and demands for damages to property or for injury, illness or death of persons directly or indirectly resulting from your actions. You indemnify us from all costs, losses and damages (including reasonable attorneys' fees and costs, even if incident to appellate, post-judgment or bankruptcy proceedings) from claims brought by third parties involving the ownership or operation by you of your Healthy Bites Grill Franchise unless caused by our negligence or intentional misconduct. This indemnity obligation continues in full effect even after the expiration, transfer or termination of this Agreement. We will notify you of any claims and you will be given the opportunity to assume the defense of the matter. If you fail to assume the defense, we may defend the action in the manner we deem appropriate and you will pay to us all costs, including attorneys' fees, which we incur in effecting the defense, in addition to any sum that we may pay by reason of any settlement or judgment against us. Our right to indemnity under this Agreement arises and is valid regardless of any joint or concurrent liability that may be imposed on us by statute, ordinance, regulation or other law.

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

                   ARTICLE 16 - REPRESENTATIONS AND WARRANTIES

         SECTION 16.1  OUR REPRESENTATIONS

         We make the following representations and warranties to you that are true and correct upon the signing of this Agreement:

         (a) ORGANIZATION. We are a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         (b) AUTHORIZATION. We have the corporate power to sign, deliver, and carry out the terms of this Agreement. We have taken all necessary action for proper authorization. This Agreement has been duly authorized, signed and delivered by us and is our valid, legal and binding agreement and obligation in accordance with this Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws and equitable principles affecting creditors' rights generally.

         (c) NO VIOLATION. Our performance of our obligations under this Agreement will not result in: (i) the breach of any term of any contract or agreement that we are a party to or bound by, or be an event that, with notice, lapse of time or both, would result in a breach or event of default; nor (ii) result in the violation by us of any statute, rule, regulation, ordinance, code, judgment, order, injunction or decree.

         SECTION 16.2  YOUR REPRESENTATIONS

         You make the following representations and warranties to us that are true and correct upon signing this Agreement and throughout the Term:

         (a) AUTHORIZATION. You have the power to sign, deliver, and carry out this Agreement. You have taken all necessary action for proper authorization. This Agreement has been duly authorized, signed and delivered by you and is your valid, legal and binding agreement and obligation in accordance with this Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws and equitable principles affecting creditors' rights generally.

         (b) NO VIOLATION. The performance by you of your obligations under this Agreement will not result in: (i) the breach of any term of, or be a default under, any term of any contract, agreement or other commitment that you are a party to or are bound by, or be an event that, with notice, lapse of time or both, would result in a breach or event of default; nor (ii) result in the violation by you of any statute, rule, regulation, ordinance, code, judgment, order, injunction or decree.

         (c) NO SPECULATIVE INTENT. You are not obtaining this Healthy Bites Grill Franchise for speculative or investment purposes and have no present intention to sell or transfer or attempt to sell or transfer any part of this Agreement or the Healthy Bites Grill Franchise.

         (d) TRUE COPIES. Copies of all documents you are required to furnish to us are correct copies of the documents, including all amendments or modifications, and contain no misleading or incorrect statements or material omissions.

         SECTION 16.3  RECEIPT OF FOC

         You agree that you received from us a FOC for the state where your Healthy Bites Grill Franchise will be located and your state of residence, with all exhibits and supplements to the FOC, on or before the first personal meeting with our representatives and at least 10 Business Days before: (a) signing this Agreement and any other agreement imposing a binding obligation on you; and (b) any payment by you of any consideration for the sale or proposed sale, of a franchise.

         SECTION 16.4  RECEIPT OF COMPLETED FRANCHISE AGREEMENT

         You agree that you received from us a completed copy of this Agreement and all related agreements, containing all material terms, (except for the date, signatures and any minor matters not material to the agreements), with all blanks filled in, at least 5 Business Days before signing this Agreement.

         SECTION 16.5  ACKNOWLEDGMENT OF RISK

         You agree to the following:

         (A) YOUR SUCCESS IN OWNING AND OPERATING YOUR HEALTHY BITES GRILL FRANCHISE IS SPECULATIVE AND DEPENDS ON MANY FACTORS INCLUDING, TO A LARGE EXTENT, YOUR INDEPENDENT BUSINESS ABILITY. NO REPRESENTATIONS OR PROMISES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY US OR ANY OF OUR EMPLOYEES, BROKERS OR REPRESENTATIVES, TO INDUCE YOU TO ENTER INTO THIS AGREEMENT EXCEPT AS INCLUDED IN THIS AGREEMENT. NO OFFICER, DIRECTOR, EMPLOYEE, BROKER OR OTHER REPRESENTATIVE IS AUTHORIZED TO DO OTHERWISE.

         (B) YOU AGREE THAT IN ALL OF YOUR DEALINGS WITH US, OUR OFFICERS, DIRECTORS, EMPLOYEES, BROKERS (IF ANY) AND OTHER REPRESENTATIVES ACT ONLY IN A REPRESENTATIVE CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY. YOU AGREE THAT THIS AGREEMENT AND ALL BUSINESS DEALINGS BETWEEN YOU AND ANY INDIVIDUALS AS A RESULT OF THIS AGREEMENT, ARE ONLY BETWEEN YOU AND US.

         (C) IN ADDITION, WE MAKE NO WARRANTY AS TO YOUR ABILITY TO OPERATE THE HEALTHY BITES GRILL FRANCHISE IN THE JURISDICTION WHERE YOUR HEALTHY BITES GRILL FRANCHISE IS TO BE OPERATED. IT IS YOUR OBLIGATION TO SEEK OR OBTAIN ADVICE OF COUNSEL SPECIFICALLY ON THIS ISSUE. IF LEGISLATION ENACTED BY, OR REGULATION OF, ANY GOVERNMENTAL BODY PREVENTS YOU FROM OPERATING YOUR HEALTHY BITES GRILL FRANCHISE, WE ARE NOT LIABLE FOR DAMAGES NOR REQUIRED TO INDEMNIFY YOU OR TO RETURN ANY MONIES RECEIVED FROM YOU.

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                                ARTICLE 17 - TERM

         SECTION 17.1  TERM

         The Term of this Agreement is 10 years from the Agreement Date, unless sooner terminated under ARTICLE 12. The conditions to obtain a Successor Healthy Bites Grill Franchise Agreement at the expiration of this Agreement are those stated in Section 17.2.

         SECTION 17.2 OPTION TO OBTAIN SUCCESSOR HEALTHY BITES GRILL FRANCHISE
                        AGREEMENT

         (a) EVERGREEN RENEWAL. You are granted unlimited options to obtain a Successor Healthy Bites Grill Franchise Agreement for terms of 10 years each provided the following conditions are met at the time the option is exercised and immediately before the beginning of the Succeeding Term, unless another time is specified below:

                  (i) You must give us written notice of your intention to exercise the option by submitting your application at least 6 months but not more than 12 months before the end of the Term;

                  (ii) You cannot be in default of any provision of this Agreement or any other agreement between you and us or our Affiliates;

                  (iii) You, within 10 days before the end of the Term, must sign and deliver to us a Successor Healthy Bites Grill Franchise Agreement, that agreement will not vary the material business terms reflected in this Agreement. However, you agree to sign our Successor Healthy Bites Grill Franchise Agreement, even if materially different from this Agreement, if the new Agreement was collectively negotiated and approved by 50% of the Franchisees in the System;

                  (iv) You must comply with all other requirements imposed by us under the Successor Healthy Bites Grill Franchise Agreement upon signing, except that there will be no Initial Franchise Fee; and

                  (v) You are entitled to continue to occupy the Premises for the entire Succeeding Term including, if you are then leasing the Premises from us or a third party, you are entitled to renew the lease or obtain our approval of a new location for the Healthy Bites Grill Franchise within the Protected Territory, but not within the protected territory of a Company Unit or Franchise Unit, in accordance with our relocation procedures.

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

         (b) OUR RIGHT NOT TO RENEW. If you have not met all of the conditions stated in Subsection 17.2(a), we may elect not to enter into a Successor Healthy Bites Grill Franchise Agreement. If, within 5 days of notice from us that you have elected not to enter into a Successor Healthy Bites Grill Franchise Agreement, you request our permission for you to sell your Franchise Business, then for a 180-day period following this notice (this notice will extend the Term, as necessary, to the end of the 180-day period, unless we have grounds to otherwise terminate the Term), we will permit you to sell your Healthy Bites Grill Franchise to a purchaser subject to our right of first refusal. This transfer must be in compliance with the provisions of Subsection 11.2(f) and all the other applicable terms of this Agreement. During this period, you must continue to operate your Healthy Bites Grill Franchise.

         SECTION 17.3  REINSTATEMENTS AND EXTENSIONS

         If any termination or expiration of the Term would violate any applicable law, we may reinstate or extend the Term for the purpose of complying with the law, for the duration provided by us in a written notice to you, without waiving any of our rights under this Agreement or otherwise modifying this Agreement.

                         ARTICLE 18 - DISPUTE RESOLUTION

         SECTION 18.1  MEDIATION

         For any dispute involving this Agreement, before any arbitration proceeding takes place, either party may, at his, her or its option, submit the controversy or claim to non-binding mediation before the Center for Public Resources -- National Franchise Mediation Program, the American Arbitration Association, or another mutually agreeable mediator. Both parties will sign a confidentiality agreement reasonably satisfactory to us. Upon submission, the obligation to attend mediation in the county and state where your principal place of business is then located is binding on both parties. Each party will bear his, her or its own costs for the mediation except the mediation fee and the fee for the mediator will be split equally.

         SECTION 18.2  ARBITRATION

         (a) Except as specifically modified by this ARTICLE and excepting matters involving remedies in Section 18.3, any controversy or claim under this Agreement, including any claim that this Agreement, or any part of this Agreement, is invalid, illegal or otherwise voidable or void, including any claim of fraud in the inducement, may be submitted to arbitration, if determined by the parties when the dispute arises, before the American Arbitration Association in accordance with its commercial arbitration rules, or any other mutually agreeable arbitration association by one arbitrator.

         (b) The provisions of this Section are independent of any other covenant or provision of this Agreement. If a court of competent jurisdiction determines that any provisions are unlawful in any way, that court will modify or interpret the provisions to the minimum extent necessary to have them comply with the law. All issues of the arbitrability or the enforcement of the agreement to arbitrate are governed by the United States Arbitration Act (9 U.S.C. ss.ss. 1 et seq.) and the federal common law of arbitration.

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

         (c) All claimants with substantially similar claims may join the proceedings.

         (d) All parties who may be legally responsible agree to participate in the arbitration and all potential legal claims can be joined in the arbitration forum.

         (e) The rules governing the conduct of the arbitration proceedings are consistent with generally prevailing standards of due process.

         (f) The panel from which the arbitrator is chosen is comprised of persons knowledgeable in the franchise industry and who have demonstrated a capability for unbiased decision making consistent with the principles embodied in the Commercial Rules of the American Arbitration Association for appointment of neutral arbitrators.

         (g) Limited discovery is allowed, consistent with Rule 10 of the Commercial Rules of the American Arbitration Association and pursuant to a discovery plan approved by the arbitrator.

         (h) Actual hearing on the merits occurs within 6 months of the date of the filing of the arbitration proceeding.

         (i) The arbitrator must issue a reasoned written opinion on the merits within 30 days of the completion of the hearings on the merits.

         (j) Judgment on an arbitration award may be entered in any court having competent jurisdiction and is binding, final and non-appealable. If any party to arbitration wishes to appeal any final award (there will be no appeal of interim awards or other interim relief), the party may appeal, within 30 days of the final award, to a 3-arbitrator panel appointed by the same organization that conducted the arbitration. The issues on appeal will be limited to the proper application of the law to the facts found at the arbitration hearing and will not include any trial de novo or other fact-finding function. The party requesting the appeal must pay all expense charged by the arbitration appeal panel and/or arbitration organization in the appeal and must post any bond deemed appropriate by the arbitration organization or arbitration appeal panel. In addition, a party requesting appeal that does not prevail on the appeal will pay the other party's attorneys' fees and other costs of responding to the appeal.

         (k) Before any arbitration proceeding takes place, either party may, at his, her or its respective option, elect to have the arbitrator conduct, in a separate proceeding before the actual arbitration, a preliminary hearing, at this hearing testimony and other evidence may be presented and briefs may be submitted, including a brief stating the then applicable statutory or common law methods of measuring damages in respect of the controversy or claim being arbitrated.

         (l) This arbitration provision is self-executing and remains in full effect after the expiration, transfer or termination of this Agreement. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against that party by default or otherwise.

         SECTION 18.3  EXCEPTIONS TO MEDIATION AND ARBITRATION; EQUITABLE RELIEF

         (a) The obligation to mediate or arbitrate is not binding on either party for claims involving the Intellectual Property; claims involving any lease of real property between the parties or their related entities; the Franchisee's obligations upon the termination, transfer or expiration of this Agreement; any encumbrances or transfers restricted under this Agreement concerning interests in the Franchisee, the Healthy Bites Grill Franchise and this Agreement; matters involving actions that may impair the good will associated with the Intellectual Property; matters involving claims of danger, health or safety involving the Franchisee, the employees, customers or the public; or requests for restraining orders, injunctions or other procedures in a court of competent jurisdiction to obtain specific performance when deemed necessary by any court to preserve the status quo or prevent irreparable injury pending resolution by mediation or arbitration of the actual dispute between the parties.

         (b) The Franchisee recognizes that the Healthy Bites Grill Franchise is intended to be 1 of a large number of businesses identified by the Intellectual Property in selling to the public the products and services associated with the Intellectual Property, and that the failure on the part of a single franchisee to comply with the terms of his or her franchise agreement is likely to cause irreparable damage to the Franchisor and damages at law would be an inadequate remedy. The Franchisee agrees that upon the Franchisee's breach or threatened breach of any of the terms of this Agreement concerning any matters referenced in Subsection 18.3(a), the Franchisor is entitled to seek an injunction restraining the breach and/or to a decree of specific performance, without showing or proving any actual damage, together with recovery of reasonable attorneys' fees and costs incurred in obtaining equitable relief. This equitable remedy is in addition to all remedies that the Franchisor has by virtue of the Franchisee's breach of this Agreement. The Franchisor is entitled to seek this relief without the posting of any bond or security or, if a bond is nevertheless be required by a court of competent jurisdiction, the parties agree that the sum of $1,000 is a sufficient bond.

         SECTION 18.4  JURISDICTION AND VENUE

         (a) The parties irrevocably and unconditionally: (i) agree that any mediation, arbitration or suit, action or legal proceeding involving your Healthy Bites Grill Franchise or this Agreement and involving just you and us (and no other franchisees) will be conducted where the Franchise Business is located or may be brought in the District Court of the United States, in the district where the Franchise Business is located or, if this court lacks jurisdiction, the courts of record of the state and county where our principal place of business is then located; (ii) consent to the jurisdiction of each court in any suit, action or proceeding; (iii) waive any objection that he, she or it may have to the laying of venue of any suit, action or proceeding in any of these courts; and (iv) agree that service of any court paper may be effected on the party by mail at the last known address, as provided in this Agreement, or in any other manner as may be provided under applicable laws or court rules in the state where the Franchise Business is located.

         (b) The parties irrevocably and unconditionally: (i) agree that any mediation, arbitration or suit, action or legal proceeding involving your Healthy Bites Grill Franchise or this Agreement and involving you and one or more other franchisees and us, will be conducted in the county where our principal place of business is then located or may be brought in the District Court of the United States, in the district where our principal place of business is then located or, if this court lacks jurisdiction, the courts of record of the state and county where our principal place of business is then located; (ii) consent to the jurisdiction of each court in any suit, action or proceeding; (iii) waive any objection that he, she or it may have to the laying of venue of any suit, action or proceeding in any of these courts; and (iv) agree that service of any court paper may be effected on the party by mail at the last known address, as provided in this Agreement, or in any other manner as may be provided under applicable laws or court rules in the state where our principal place of business is then located.

         SECTION 18.5  ENFORCEMENT COSTS

         Each party will bear his, her or its own costs in any mediation. If any arbitration, legal action or other proceeding is begun for the enforcement of this Agreement, or for an alleged dispute, breach, default or misrepresentation under any term of this Agreement, the prevailing party is entitled to recover reasonable pre-institution and post-institution attorneys' fees, court costs and all expenses even if not taxable as court costs (including all fees and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in the action or proceeding, in addition to any other relief that the party is entitled. Attorneys' fees include paralegal fees, administrative costs, investigative costs, costs of expert witnesses, court reporter fees, sales and use taxes, if any, and all other charges billed by the attorneys to the prevailing party. If we engage a collection agency or legal counsel for your failure to pay when due any monies owed under this Agreement or submit when due any reports, information or supporting records, or for any failure otherwise to comply with this Agreement, you must reimburse us on demand for all of the above-listed expenses we incur.

         SECTION 18.6  GOVERNING LAW

         Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. ss.ss. 1051 et seq. or the United States Arbitration Act, 9 U.S.C. ss.ss. 1 et seq.), this Agreement and any other agreement between the parties and all transactions contemplated by this Agreement and all disputes between the parties are governed by the laws of the State of Florida without regard to principles of conflicts of laws. If there exists state franchise laws in the state where the Franchise Business is located that provide you with greater protection than the laws of the state above, then that state's franchise laws will also govern and apply in the event of conflict.

                            ARTICLE 19 - DEFINITIONS

         SECTION 19.1  DEFINITIONS

         As used in this Agreement, the Exhibits attached to this Agreement and any other document signed incidental to this Agreement and any exhibits to those documents, the following terms have the following meanings:

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

         "ADI" means an Area of Dominant Influence, and is a geographic survey area created and defined by Arbitron based on measurable patterns of television viewing.

         "ADVERTISING CONTRIBUTIONS" means the payments described in Subsection 3.1(d).

         "AFFILIATE" means a company related to us as a parent corporation, brother/sister corporation or subsidiary corporation.

         "AGREEMENT" means this Healthy Bites Grill Franchise Agreement, as it may be amended, supplemented or otherwise modified by an agreement in writing signed by you and us under Section 20.1.

         "AGREEMENT DATE" means the date of signing this Agreement.

         "AGREEMENT YEAR" means the annual periods beginning on the Agreement Date.

         "BUSINESS ASSETS" means (a) all of your accounts receivable arising out of, or in connection with, the operation of the Franchise Business existing as of the date of this Agreement and which came into existence during the Term, including notes, negotiable instruments and contracts (the "Accounts Receivable"); (b) all books and records pertaining to the Accounts Receivable;
(c) all equipment, furniture and fixtures located at the Premises or any other location owned or controlled by you; and (d) all proceeds upon sale or other disposition of any of the foregoing.

         "BUSINESS ASSOCIATE" means any of our employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, franchisees or other business contacts.

         "BUSINESS DAY" means a day other than Saturday, Sunday or a U.S. national holiday. Any time period ending on a Saturday, Sunday or U.S. national holiday will be extended until 5:00 p.m. on the next Business Day.

         "CHAIN" means the group of Company Units and Franchise Units each operating a Healthy Bites Grill.

         "COMPANY UNIT" means a Healthy Bites Grill operated under the System and owned by us or any Affiliate.

         "COMPETITIVE BUSINESS" means a business that is engaged, wholly or partially (more than 5% of its gross sales), directly or indirectly, in the sales of healthy or organic food or any other business in which we and our other franchisees are then engaged.

         "CONFIDENTIAL INFORMATION" means all information, knowledge, know-how and technologies that we designate as confidential, proprietary or trade secrets. Confidential Information includes the Manuals and Secret Recipe Products, instruction programs, videocassettes, and computer programs.

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

         "COOPERATIVE" means the regional advertising cooperative described in
Section 7.3.

         "DESIGNEE" means 1 or more of our representatives who are independent contractors and are appointed by us to perform certain of our duties under this Agreement as described in ARTICLE 2.

         "DESIGN SPECIFICATIONS" means the specifications described in Subsection 2.3(a)(ii).

         "ENFORCEMENT COSTS" means the costs described in Section 18.5.

         "EVENT OF DEFAULT" means a breach of this Agreement including those situations described in Sections 1.4(a), 1.4(c), 3.6, 11.2(a), 11.2(d), 12.2,
12.3 and 12.4, assuming any requirement for the giving of notice, the lapse of time, or both, or any other condition is satisfied.

         "FOC" means our current Franchise Offering Circular and all its exhibits and supplements.

         "FRANCHISE" means the rights granted to you under this Agreement.

         "FRANCHISEE" means you upon signing this Agreement, or another person who is a party with us under another Healthy Bites Grill Franchise Agreement.

         "FRANCHISE OWNER" means: (i) if you are an individual, it means you;
(ii) if you are a privately held corporation, the individual who owns a majority of the voting and ownership interests in the corporation; (iii) if you are a partnership, the individual who is, or owns a majority of the voting and ownership interests in an entity that is a general partner of the partnership; and (iv) if you are a limited liability company, the individual who owns the majority of the membership interests in the company.

         "FRANCHISE UNIT" means a Healthy Bites Grill Franchise owned and operated under the System by a franchisee.

         "FRANCHISEE ASSOCIATION" means the Independent Association of Healthy Bites Grill Franchisees described in Section 10.1.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those standards, conventions and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. Generally accepted accounting principals derive, in order of importance, from: (i) issuances from an authoritative body designated by the American Institute of Certified Public Accountants ("AICPA") Council; other AICPA issuances including AICPA Industry Guides; (iii) industry practice; and (iv) accounting literature in the form of books and articles.

         "GRAND OPENING ADVERTISING FEE" means the fee described in Subsection 3.1(c).

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

         "GROSS REVENUES" means the entire amount of all of your revenues from the ownership or operation of your Healthy Bites Grill Franchise or any business at or about the Premises including the proceeds of any business interruption insurance and any revenues received from the lease or sublease of a portion of the Premises, whether the revenues are evidenced by cash, credit, checks, gift certificates, scrip, food stamps, coupons and premiums (unless exempted by us) services, property or other means of exchange, excepting only the amount of any sales taxes that are collected and paid to the taxing authority (based on the cash method of accounting). Cash refunded and credit given to customers and receivables uncollectible from customers will be deducted in computing Gross Revenues to the extent that the cash, credit or receivables represent amounts previously included in Gross Revenues where Royalty Fees and Advertising Contributions were paid. Gross Revenues are deemed received by you at the time the goods, products, merchandise or services from which they derive are delivered or rendered or at the time the relevant sale takes place, whichever occurs first. Gross Revenues consisting of property or services (for example, "bartering" or "trade outs") are valued at the prices applicable, at the time the Gross Revenues are received, to the products or services exchanged for the Gross Revenues.

         "HEALTHY BITES GRILL FRANCHISE" means the restaurant you are authorized to establish and operate under this Agreement.

         "INITIAL ADVERTISING CONTRIBUTION" means the fee described in Subsection 3.1(d).

         "INITIAL FRANCHISE FEE" means the fee described in Subsection 3.1(a).

         "INITIAL TRAINING" means the training described in Subsection 2.7(a).

         "INTELLECTUAL PROPERTY" means our Trademarks, Patents, Confidential Information and copyrighted information that you are entitled to use under this Agreement as described in ITEMS 13 and 14 of the FOC.

         "LOCAL ADVERTISING" means advertising and promotion you undertake in media directed primarily in your local market area including television, radio, newspapers, magazines, billboards, posters, handbills, direct mail, yellow pages, sports program booklet advertising, church bulletins, collateral promotional and novelty items (for example, matchbooks, pens and pencils, bumper stickers, calendars) that prominently display the Intellectual Property, advertising on public vehicles including cabs and buses, the cost of producing materials necessary to participate in these media and agency commissions on the production of the advertising and amounts paid to an approved regional advertising cooperative or to a merchant's association for advertising where you are a member. Local Advertising does not include payments to the Marketing Fund nor payments for permanent on-premises signs, lighting, purchasing or maintaining vehicles even though the vehicles display in some manner the Intellectual Property (except the cost of the materials displayed are included), contributions, sponsorships (unless the Intellectual Property are prominently displayed by the group or activity receiving the contribution or sponsorship), premium or similar offers including discounts, price reductions, special offers, free offers and sweepstake offers (except that the media costs associated with promoting the premium offers are included), employee incentive programs and other similar payments that we may determine in our sole discretion should not be included in determining whether you have met your obligation for Local Advertising.

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

         "MANAGER" means the Franchise Owner, unless we otherwise agree in writing.

         "MANUALS" means all manuals produced by, or for the benefit of, us and loaned to you and any revisions prepared for the internal use of the Healthy Bites Grill Franchise relating to the operation and management of the Franchise Business. The Manuals may consist of printed text, computer disks, other electronically stored media, and videotapes

         "MARKETING FUND" means the fund described in Section 7.5 that Advertising Contributions will be deposited for use in regional and national marketing activities to promote the System.

         "MFC" means the Marketing Fund Committee referred to in Subsection 7.5(b).

         "NOTICE OF DEFAULT" means the notices described in Section 12.4.

         "OPENING DATE" means the date your Healthy Bites Grill Franchise is first opened for business to the general public.

         "PAYMENT SYSTEM" means the system created by you to make payments to us as described in Section 3.3.

         "P.O.S. SYSTEM" means the computerized cash registers, printer and modem or other computer hardware you are required to purchase in accordance with our specifications contained in the Manuals.

         "PREMISES" means the entire real property, either owned or leased by you, where your Healthy Bites Grill Franchise will be located, as described in Exhibit A.

         "PROTECTED TERRITORY" means an area comprised as a 3-mile radius (approximately 28 square miles) of the Premises.

         "REBATES" means the payments described in Subsection 7.5(d).

         "RESERVED AREA" means the area where you will undertake your site selection process to submit proposed sites for our approval in accordance with our site approval process. The Reserved Area will be ______________________________________________ but excluding any protected territory of a Company Unit or another Franchise Unit within the Chain who already has a Healthy Bites Grill Franchise in operation or to be operated in the Reserved Area.

         "ROYALTY FEE" means the fee described in Subsection 3.1(b).

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

         "SECRET RECIPE PRODUCTS" means signature sauces, seasonings, and certain menu items such as "Hip Pockets" and "Buffalo Burgers" and all other recipes and products created by us and deemed secret.

         "SECURED OBLIGATIONS" means the obligations referred to in Subsection 3.6(a).

         "SUCCEEDING TERM" means the term of the Successor Healthy Bites Grill Franchise Agreement.

         "SUCCESSOR HEALTHY BITES GRILL FRANCHISE AGREEMENT" means the form of franchise agreement for new Healthy Bites Grill franchisees at the time you elect to enter into an agreement in accordance with Section 17.2.

         "SYSTEM" means our business system for operating a Healthy Bites Grill. The System includes the Secret Recipe Products and recipes, specific standards and procedures and the Intellectual Property, that may be changed.

         "TERM" means the term of the Agreement described in Section 17.1.

         "TRADE DRESS" means the store design and image we developed and own for Healthy Bites Grill premises as it may be revised and developed by us. The Trade Dress currently includes the following features: use of colors resembling fruits and vegetables, cherry wood, and certain architectural features including Roman columns.

         "TRADEMARKS" means the service mark and logo "Healthy Bites Grill(R)" and all other trademarks, service marks, trade names, logos and commercial symbols authorized by us as part of the System.

         "TRAINEES" means the persons approved by us who attend Initial
Training.

         "TRANSFER FEE" means the fee described in Subsection 11.2(f)(vii).

         "UNIQUE CONSIDERATION" means the consideration described in Subsection 11.5(d).

         "UNIT" means either a Company Unit or a Franchise Unit.

         SECTION 19.2  OTHER DEFINITIONAL PROVISIONS

         (a) All of the words or terms defined in this Agreement have these defined meanings when used in other documents issued under or delivered under this Agreement unless the context otherwise requires or unless specifically otherwise defined in the other document; and

         (b) The term "PERSON" includes any corporation, limited liability company, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated group, individual, government, institution, instrumentality and other entity, enterprise, association or endeavor of every kind.

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

                        ARTICLE 20 - GENERAL PROVISIONS

         SECTION 20.1  AMENDMENTS

         Except as stated in this Agreement, the provisions of this Agreement cannot be amended, supplemented, waived or changed orally, except by a written document signed by the party against whom enforcement of any amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. Only our President or Chief Operating Officer have the authority to sign an amendment for us. This Section is expressly limited by the terms of Sections 20.2 and 20.6.

         SECTION 20.2  MODIFICATION OF THE SYSTEM

         YOU AGREE THAT AFTER THE AGREEMENT DATE WE MAY MODIFY THE SYSTEM. YOU AGREE TO ACCEPT AND BE BOUND BY ANY MODIFICATIONS IN THE SYSTEM AS IF THEY WERE PART OF THIS AGREEMENT AT THE TIME OF SIGNING OF THIS AGREEMENT. YOU WILL MAKE ALL EXPENDITURES AND MODIFICATIONS OF THE SYSTEM, AS WE REQUIRE SUBJECT TO THE CAPITAL EXPENDITURE LIMITATION CONTAINED IN SECTION 4.21.

         SECTION 20.3  BINDING EFFECT

         The provisions of this Agreement are binding upon, benefit and are enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.

         SECTION 20.4  NOTICES

         All notices, requests, consents and other communications required or permitted under this Agreement must be in writing (including telex, telecopied and telegraphic communication) and must be (as elected by the person giving the notice) hand delivered by messenger or courier service, telecopied, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         If to us:                              With a copy to:

         Health Express Franchise Company       Keith J. Kanouse, Esquire
         1761 W. Hillsboro Blvd.                Kanouse & Walker, P.A.
         Suite 203                              One Boca Place, Suite 324 Atrium
         Deerfield Beach, FL 33442              2255 Glades Road
         Attn:  Raymond Nevin, President        Boca Raton, FL 33431


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


         If to you:                                  With a copy to:

         The Junie Corp                              Morgan,Melhuish & Abrutyn
         19277 Nature View Ct.                       651 W. Mount Pleasant Ave.
         Boca Raton, Fl 33498                        Livingston,NJ 07039
         Attn:Susan Greenfield                       Atten:Elliott Abrutyn

or to any other address any party designates by notice complying with the terms of this Section. Each notice is deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (c) on the date the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable if mailed.

         SECTION 20.5  HEADINGS

         The headings and subheadings in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and will not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         SECTION 20.6  SEVERABILITY

         (a) If any provision of this Agreement or any other agreement entered into under this Agreement is contrary to, prohibited by or invalid under applicable law or regulation, that term only will be inapplicable and omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement will not be invalidated and will be given full effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one that would render the term invalid or otherwise voidable or unenforceable and another that would render the term valid and enforceable, that provision has the meaning that renders it valid and enforceable.

         (b) If any applicable law of any jurisdiction requires a greater notice of the termination of or non-renewal of this Agreement (if permitted) than is required under this Agreement, or the taking of some other action not required under this Agreement, or if under any applicable law of any jurisdiction, any term of this Agreement or any of our requirements is invalid or unenforceable, the notice and/or other action required by that law will be substituted for the comparable provisions of this Agreement. We have the right, in our sole discretion, to modify any invalid or unenforceable requirement to the extent required to be valid and enforceable. Any modification to this Agreement will be effective only in that jurisdiction, unless we elect to give the modification greater applicability, and this Agreement will be enforced as originally made and entered into in all other jurisdictions.

         SECTION 20.7  WAIVERS

         The failure or delay of any party at any time to require performance by another party of any term of this Agreement, even if known, will not affect the right of that party to require performance of that provision or to exercise any right or remedy under this Agreement. Any waiver by any party of any breach of any term of this Agreement is not a waiver of any continuing or later breach of that term, a waiver of the term itself, or a waiver of any right or remedy under this Agreement. No notice to or demand on any party in any case, of itself, entitles that party to any other notice or demand in similar or other circumstances.

         SECTION 20.8  REMEDIES CUMULATIVE

         Except as otherwise stated in this Agreement, no remedy in this Agreement for any party is intended to be exclusive of any other remedy. Each remedy is cumulative and is in addition to every other remedy given under this Agreement, now or later existing, at law, in equity, by statute or otherwise. No single or partial exercise by any party of any right or remedy under this Agreement precludes any other exercise of any other right or remedy.

         SECTION 20.9  EFFECTIVENESS; COUNTERPARTS

         This Agreement is not effective or binding and enforceable against us until it is accepted by us at our home office in Deerfield Beach, Florida and signed by our President. You are advised not to incur any expenses for opening your Healthy Bites Grill Franchise until you have received a final signed copy of this Agreement from our home office. This Agreement may be signed in counterparts, each is deemed an original, but together are the same instrument. Confirmation of signing by telex, telecopy, or telefax of a facsimile signature page is binding upon any party to the confirmation.

         SECTION 20.10  REASONABLENESS

         We both agree to act reasonably in all dealings with each other pursuant to this Agreement. Whenever the consent or approval of either party is required or contemplated under this Agreement, the party whose consent is required agrees not to unreasonably withhold or delay the consent.

         SECTION 20.11  SURVIVAL

         All of the parties' obligations that expressly or by their nature survive the expiration or termination of this Agreement continue in full force after the transfer, expiration or termination of this Agreement until they are satisfied or by their nature expire.

         SECTION 20.12  FORCE MAJEURE

         Neither party is liable for loss or damage or is in breach of this Agreement if the failure to perform the obligations results solely from the following causes beyond his, her or its reasonable control, specifically: (a) transportation shortages, inadequate supply of equipment, merchandise, supplies, labor, material, or energy; (b) compliance with any applicable law; or (c) war, strikes, natural disaster or acts of God. Any delay resulting from any of these causes extends performance accordingly or excuses performance as may be reasonable, except that these causes do not excuse payments of amounts owed to us for any reason.

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

         SECTION 20.13  THIRD PARTIES

         Except as provided in this Agreement to the contrary for any Affiliates or other Healthy Bites Grill franchisees, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under this Agreement on any persons (including other Healthy Bites Grill franchisees) other than the parties and their respective personal representatives, other legal representatives, heirs, successors and permitted assigns. Except as provided in this Agreement to the contrary for any Designee of us, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor will any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         SECTION 20.14  ENTIRE AGREEMENT

         This Agreement, its Exhibits and all other written agreements involving this Agreement and expressly referenced in this Agreement, represent the entire understanding and agreement between the parties on the subject matter of this Agreement and supersede all other negotiations, understandings and representations, if any, made between the parties. No representations, inducements, promises or agreements, oral or otherwise, if any, not embodied in this Agreement, its Exhibits and all other written agreements concerning this Agreement and expressly referenced in this Agreement are of any effect.

         IN WITNESS WHEREOF, the parties have duly signed this Agreement.

                                            YOU OR YOUR:


                                            The Junie Corp
                                            Susan D. Greenfield

                                            WE, US, OUR:

                                            Health Express Franchise Company

                                            By: Raymond  Nevin
                                                Raymond Nevin, President

STATE OF Fl________________

COUNTY OF _____Broward_________

         This instrument was acknowledged before me on ____Feb 19______, 2003 by _Susan D. Greenfield__________, who personally appeared before me at the time of notarization.

NOTARY PUBLIC - STATE OF __Fl____________

My Commission Expires: 11/19/04
                                         sign ________________________________

                                         print Susan D. Greenfield______________

         Personally Known __X__ OR Produced Identification ____

         Type of Identification Produced:

         _______________________________________


STATE OF FLORIDA

COUNTY OF BROWARD

         This instrument was acknowledged before me on ____Feb 19, 2003 by Raymond Nevin as President of Health Express Franchise Company, a Florida corporation, for the corporation. He personally appeared before me at the time of notarization.


NOTARY PUBLIC - STATE OF FLORIDA:

                                    sign  ____________________________________

                                    print Raymond W. Nevin__________________

         Personally Known __X___ OR Produced Identification _____

         Type of Identification Produced:

         ________________________________

My Commission Expires:11/19/04



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